                                                                  EXHIBIT 10.48

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                      AMONG

                                 INNOVEDA, INC.

                             VIEWLOGIC SYSTEMS, INC.



                   FLEET NATIONAL BANK, AS AGENT AND A LENDER

                                       AND

                     THE OTHER FINANCIAL INSTITUTIONS NOW OR
                            HEREAFTER PARTIES HERETO



                                  JULY 31, 2000




                                    INDEX TO
                       AMENDED AND RESTATED LOAN AGREEMENT
ARTICLE I - DEFINITIONS AND ACCOUNTING AND OTHER TERMS............................................................2

   SECTION 1.1.         CERTAIN DEFINED TERMS.....................................................................2
   SECTION 1.2.         ACCOUNTING TERMS.........................................................................20
   SECTION 1.3.         OTHER TERMS..............................................................................20

ARTICLE II - AMOUNT AND TERMS OF THE LOANS.......................................................................21

   SECTION 2.1.         THE LOANS................................................................................21
      Section 2.1.0.     The Revolving Credit Loans..............................................................21
      Section 2.1.1.     Term Loans..............................................................................22

   SECTION 2.2.         INTEREST AND FEES ON THE LOANS...........................................................23
      Section 2.2.1.     Interest; Default Rate of Interest;  Suspension of Libor Loans; Etc.....................23
      Section 2.2.2.     Fees....................................................................................24
      Section 2.2.3.     Increased Costs - Capital...............................................................24
   SECTION 2.3.         NOTATIONS................................................................................25
   SECTION 2.4.         COMPUTATION OF INTEREST..................................................................25
   SECTION 2.5.         TIME OF PAYMENTS AND PREPAYMENTS IN IMMEDIATELY AVAILABLE FUNDS..........................25

      Section 2.5.1.     Time....................................................................................25
      Section 2.5.2.     Setoff, etc.............................................................................26
      Section 2.5.3.     Unconditional Obligations and No Deductions.............................................27

   SECTION 2.6.         PREPAYMENT AND CERTAIN PAYMENTS..........................................................29
      Section 2.6.1.     Mandatory Payments......................................................................29
      Section 2.6.2.     Voluntary Prepayments...................................................................31
      Section 2.6.3.     Prepayment of Libor Loans...............................................................31
      Section 2.6.4.     Permanent Reduction of Commitment.......................................................31
   SECTION 2.7.         PAYMENT ON NON-BUSINESS DAYS.............................................................31
   SECTION 2.8.         USE OF PROCEEDS..........................................................................31
   SECTION 2.9.         SPECIAL LIBOR LOAN PROVISIONS............................................................32

      Section 2.9.1.     Requests................................................................................32
      Section 2.9.2.     Libor Loans Unavailable.................................................................32
      Section 2.9.3.     Libor Lending Unlawful..................................................................33
      Section 2.9.4.     Additional Costs on Libor Loans.........................................................33
      Section 2.9.5.     Libor Funding Losses....................................................................35
      Section 2.9.6.     Banking Practices.......................................................................36
      Section 2.9.7.     Borrower's Options on Unavailability or Increased Cost of Libor Loans...................36
      Section 2.9.8.     Assumptions Concerning Funding of Libor Loans...........................................37
   SECTION 2.10.        INTEREST RATE PROTECTION.................................................................37

ARTICLE III - CONDITIONS OF LENDING..............................................................................37

   SECTION 3.1.         CONDITIONS PRECEDENT TO THE COMMITMENT AND TO ALL LOANS..................................37
      Section 3.1.1.     The Commitment and Initial Loans........................................................37
      Section 3.1.2.     The Commitment and the Loans............................................................40

                                      (i)


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

ARTICLE IV - REPRESENTATIONS AND WARRANTIES.......................................................................40

      SECTION 4.1.        REPRESENTATIONS AND WARRANTIES OF BORROWER..............................................40
      Section 4.1.1.     Organization and Existence..............................................................41
      Section 4.1.2.     Authorization and Absence of Defaults...................................................41
      Section 4.1.3.     Acquisition of Consents.................................................................41
      Section 4.1.4.     Validity and Enforceability.............................................................41
      Section 4.1.5.     Financial Information...................................................................42
      Section 4.1.6.     No Litigation...........................................................................42
      Section 4.1.7.     Regulation U............................................................................42
      Section 4.1.8.     Absence of Adverse Agreements...........................................................43
      Section 4.1.9.     Taxes...................................................................................43
      Section 4.1.10.      ERISA.................................................................................43
      Section 4.1.11.      Ownership of Properties...............................................................44
      Section 4.1.12.      Accuracy of Representations and Warranties............................................44
      Section 4.1.13.      No Investment Company.................................................................45
      Section 4.1.14.      Solvency, etc.........................................................................45
      Section 4.1.15.      Ownership Interests...................................................................45
      Section 4.1.16.      Licenses, Registrations, Compliance with Laws, etc....................................45
      Section 4.1.17.      Principal Place of Business; Books and Records........................................45
      Section 4.1.18.      Subsidiaries..........................................................................45
      Section 4.1.19.      Copyright.............................................................................46
      Section 4.1.20.      Environmental Compliance..............................................................46
      Section 4.1.21.      Material Agreements, etc..............................................................46
      Section 4.1.22.      Patents, Trademarks and Other Property Rights.........................................47
      Section 4.1.23.      Material Adverse Effect...............................................................47

ARTCILE V - COVENANTS OF THE BORROWER............................................................................47

   SECTION 5.1.         AFFIRMATIVE COVENANTS OF BORROWER OTHER THAN REPORTING
                        REQUIREMENTS.............................................................................47
      Section 5.1.1.     Payment of Taxes, etc...................................................................47
      Section 5.1.2.     Maintenance of Insurance................................................................47
      Section 5.1.3.     Preservation of Existence, etc..........................................................48
      Section 5.1.4.     Compliance with Laws, etc...............................................................49
      Section 5.1.5.     Visitation Rights.......................................................................49
      Section 5.1.6.     Keeping of Records and Books of Account.................................................49
      Section 5.1.7.     Maintenance of Properties, etc..........................................................49
      Section 5.1.8.     Post-Closing Items......................................................................49
      Section 5.1.9.     Other Documents, etc....................................................................49
      Section 5.1.10.      Minimum Debt Service Coverage Ratio...................................................50
      Section 5.1.11.      Minimum Interest Coverage.............................................................50
      Section 5.1.12.      Maximum Leverage Ratio................................................................50
      Section 5.1.13.      Minimum EBITDA........................................................................50
      Section 5.1.14.      Officer's Certificates and Requests...................................................50
      Section 5.1.15.      Depository............................................................................50
      Section 5.1.16.      Reserved..............................................................................50
      Section 5.1.17.      Additional Assurances.................................................................50

                                      (ii)


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

      Section 5.1.18.      Appraisals............................................................................51
      Section 5.1.19.      Environmental Compliance..............................................................51
      Section 5.1.20.      Remediation...........................................................................51
      Section 5.1.21.      Site Assessments......................................................................51
      Section 5.1.22.      Indemnity.............................................................................51
      Section 5.1.23.      Trademarks, Copyrights, etc...........................................................51
      Section 5.1.24.      Maintenance of Escrow.................................................................52

   SECTION 5.2.         NEGATIVE COVENANTS OF BORROWER...........................................................52
      Section 5.2.1.     Liens, etc..............................................................................52
      Section 5.2.2.     Assumptions, Guaranties, etc. of Indebtedness of Other Persons..........................54
      Section 5.2.3.     Dissolution, Merger, etc................................................................54
      Section 5.2.4.     Change in Nature of Business............................................................54
      Section 5.2.5.     Ownership...............................................................................54
      Section 5.2.6.     Sale and Leaseback......................................................................54
      Section 5.2.7.     Sale of Accounts, etc...................................................................54
      Section 5.2.8.     Indebtedness............................................................................55
      Section 5.2.9.     Other Agreements........................................................................55
      Section 5.2.10.      Payment or Prepayment of Equity or Subordinated Debt..................................56
      Section 5.2.11.      Dividends, Payments and Distributions.................................................56
      Section 5.2.12.      Investments/Acquisitions..............................................................56
      Section 5.2.13.      Transactions with Affiliates..........................................................58
      Section 5.2.14.      Change of Fiscal Year.................................................................58
      Section 5.2.15.      Subordination of Claims...............................................................59
      Section 5.2.16.      Compliance with ERISA.................................................................59
      Section 5.2.17.      Capital Expenditures..................................................................59
      Section 5.2.18.      Hazardous Waste.......................................................................59
      Section 5.2.19.      Other Restrictions on Liens or Dividends..............................................60
      Section 5.2.20.      Limitation on Creation/Acquisition of Subsidiaries, etc...............................60
      Section 5.2.21.      Subsidiary Merger, Etc................................................................60
      Section 5.2.22.      Borrower Mergers, Etc.................................................................60
   SECTION 5.3.         REPORTING REQUIREMENTS...................................................................61

ARTICLE VI - EVENTS OF DEFAULT...................................................................................63

   SECTION 6.1.         EVENTS OF DEFAULT........................................................................63

ARTICLE VII - REMEDIES OF LENDERS................................................................................65

ARTICLE VIII - AGENT.............................................................................................66

   SECTION 8.1.         APPOINTMENT..............................................................................66
   SECTION 8.2.         POWERS; GENERAL IMMUNITY.................................................................66
      Section 8.2.1.     Duties Specified........................................................................66
      Section 8.2.2.     No Responsibility For Certain Matters...................................................66
      Section 8.2.3.     Exculpatory Provisions..................................................................67
      Section 8.2.4.     Agent Entitled to Act as Lender.........................................................67
   SECTION 8.3.         REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL
                        OF CREDITWORTHINESS......................................................................67

                                     (iii)

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


   SECTION 8.4.         RIGHT TO INDEMNITY.......................................................................68
   SECTION 8.5.         PAYEE OF NOTE TREATED AS OWNER...........................................................68
   SECTION 8.6.         RESIGNATION BY AGENT.....................................................................68
   SECTION 8.7.         SUCCESSOR AGENT..........................................................................69

ARTICLE IX - MISCELLANEOUS.......................................................................................69

   SECTION 9.1.         CONSENT TO JURISDICTION AND SERVICE OF PROCESS...........................................69
   SECTION 9.2.         RIGHTS AND REMEDIES CUMULATIVE...........................................................70
   SECTION 9.3.         DELAY OR OMISSION NOT WAIVER.............................................................70
   SECTION 9.4          WAIVER OF STAY OR EXTENSION LAWS.........................................................70
   SECTION 9.5.         AMENDMENTS, ETC..........................................................................71
   SECTION 9.6.         ADDRESSES FOR NOTICES, ETC...............................................................71
   SECTION 9.7.         COSTS, EXPENSES AND TAXES................................................................73
   SECTION 9.8.         PARTICIPATIONS...........................................................................73
   SECTION 9.9.         BINDING EFFECT; ASSIGNMENT...............................................................73
   SECTION 9.10.        ACTUAL KNOWLEDGE.........................................................................74
   SECTION 9.11.        ASSIGNMENTS..............................................................................74
   SECTION 9.12.        PAYMENTS PRO RATA........................................................................76
   SECTION 9.13.        INDEMNIFICATION..........................................................................77
   SECTION 9.14.        GOVERNING LAW............................................................................78
   SECTION 9.15.        SEVERABILITY OF PROVISIONS...............................................................78
   SECTION 9.16.        HEADINGS.................................................................................78
   SECTION 9.17.        COUNTERPARTS.............................................................................81



                              SCHEDULE OF EXHIBITS

EXHIBIT 1.1                 EQUITY INVESTMENTS, OWNERSHIP INTERESTS AND SUBSIDIARIES

EXHIBIT 1.4                 FORM OF INTEREST RATE ELECTION
EXHIBIT 1.5                 FORM OF REVOLVING CREDIT NOTE
EXHIBIT 1.6                 FORM OF TERM NOTE
EXHIBIT 1.8                 PERMITTED ENCUMBRANCES
EXHIBIT 1.9                 PRO RATA SHARES - AGENT'S AND LENDERS' NOTICE ADDRESSES AND WIRE TRANSFER INSTRUCTIONS
EXHIBIT 1.10                FORM OF REQUEST
EXHIBIT 1.12                PROJECTIONS
EXHIBIT 3.1.1.8             PERMITTED INDEBTEDNESS AND CAPITALIZED LEASES
EXHIBIT 3.1.1.10            FORM OF COMPLIANCE CERTIFICATE
EXHIBIT 4.1.1               ORGANIZATION AND EXISTENCE
EXHIBIT 4.1.2               AUTHORIZATIONS AND ABSENCE OF DEFAULTS
EXHIBIT 4.1.3               CONSENTS
EXHIBIT 4.1.6               LITIGATION

                                      (iv)


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

EXHIBIT 4.1.8               ADVERSE AGREEMENTS
EXHIBIT 4.1.9               TAXES
EXHIBIT 4.1.11              REAL ESTATE LEASED/OWNED BY BORROWER
EXHIBIT 4.1.16              LICENSES, REGISTRATIONS, COMPLIANCE WITH LAWS, ETC
EXHIBIT 4.1.19              COPYRIGHTS
EXHIBIT 4.1.20              HAZARDOUS WASTE
EXHIBIT 4.1.21              MATERIAL AGREEMENTS
EXHIBIT 4.1.22              PATENTS TRADEMARKS AND OTHER PROPERTY RIGHTS
EXHIBIT 5.2.2.4             GUARANTIES
EXHIBIT 5.2.13              TRANSACTIONS WITH AFFILIATES
EXHIBIT 5.3.11              FORM OF BORROWING BASE CERTIFICATE
EXHIBIT 5.3.12              FORM OF ASSIGNMENT AND NOTICE OF ASSIGNMENT (US GOVERNMENT CONTRACTS)
EXHIBIT 9.11.1              FORM OF ASSIGNMENT AGREEMENT


                                      (v)

                              AMENDED AND RESTATED

                                 LOAN AGREEMENT

         INNOVEDA, INC., a Delaware corporation ("INNOVEDA") and VIEWLOGIC SYSTEMS, INC., a Delaware corporation ("Viewlogic"), each with a principal place of business at 293 Boston Post Road West, Marlboro, Massachusetts 01752-4615 (hereinafter sometimes collectively the "Borrower"), FLEET NATIONAL BANK, a national banking association organized under the laws of the United States and having an office at 100 Federal Street, Boston, Massachusetts 02110, as agent, (hereinafter sometimes the "Agent," as Agent for itself and each of the other Lenders who now and/or hereafter become parties to this Agreement pursuant to the terms of SECTION 9.11 hereof, sometimes "Fleet," and sometimes in its capacity as a Lender "Lender"), and such Lenders, hereby agree as follows:

         WHEREAS, the parties have entered into a Loan Agreement dated as of October 2, 1998 among Viewlogic, Agent, and Lender, as amended by a First Amendment dated October 2, 1998, a Second Amendment dated March 2, 1999, and a Third Amendment dated December 31, 1999 (the "1998 LOAN AGREEMENT"), pursuant to which Lender made a Term Loan to Viewlogic in the principal amount of $18,000,000.00 and established a Revolving Credit Loan Commitment to Viewlogic in the maximum principal amount of $6,000,000.00;

         WHEREAS, pursuant to a Certificate of Merger filed by Viewlogic with the Secretary of State of the State of Delaware on March 23, 2000 pursuant to a Merger Agreement and Plan of Reorganization dated September 16, 1999 by and among Summit Design, Inc., a Delaware corporation ("SUMMIT"), Hood Acquisition Corp., a Delaware corporation, a wholly-owned subsidiary of Summit ("Hood") and Viewlogic, Hood was merged with and into Viewlogic with Viewlogic as the surviving entity effective March 23, 2000 (the "MERGER");

         WHEREAS, as a result of the Merger, Summit became the owner of one hundred percent of the issued and outstanding shares of common stock of Viewlogic;

         WHEREAS, pursuant to a First Amendment to Amended and Restated Certificate of Incorporation filed by Summit with the Secretary of State of the State of Delaware on March 23, 2000, Summit changed its name to "Innoveda, Inc.;"

         WHEREAS, Viewlogic and Lender have agreed to make certain modifications to the Loan Agreement, including the addition of Innoveda as a joint and several borrower under the Loan Agreement;

         NOW THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived by Innoveda, Viewlogic, and the Lenders from a continuing relationship under this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the 1998 Loan Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

                   DEFINITIONS AND ACCOUNTING AND OTHER TERMS

          SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADJUSTED LIBOR RATE" means, with respect to any Libor Loan to be made by the Lenders for the Interest Period applicable to such Libor Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in Dollars, for a period of time and for an amount comparable to such Libor Loan which appears on the Dow Jones Page 3750 as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such Libor Loan; provided, however, if such rate does not appear on such page, or such page is not available on any applicable Interest Adjustment Date, the Adjusted Libor Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period and for an amount comparable to such Libor Loan on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two Business Days prior to the beginning of such Interest Period. As used herein, "Dow Jones Page 3750" means the display designated as "Page 3750" on the Dow Jones Market Service (formerly known as the Telerate Service), or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks for U.S. Dollar deposits.

         If both the Dow Jones and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time and for an amount comparable to such Libor Loan which are offered to each Reference Lender by four first class banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two Business Days preceding the first day of such Libor Loan as selected by the Lender. The principal London office of each of the four first-class London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Libor Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such Libor Loan. In the event that the Reference Lenders are unable to obtain any such quotation as provided above, it will be deemed that the Adjusted Libor Rate pursuant to a Libor Loan cannot be determined.

         In the event that the Board of Governors of the Federal Reserve System shall impose a "Reserve Percentage" with respect to Libor deposits of any Reference Lender then, to the extent that the rate determined in the foregoing paragraph does not include a provision for such Reserve Percentage, for any period during which such Reserve Percentage shall apply, the Adjusted Libor

Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. If any Reference Lender fails to provide its offered quotation to the Agent, the Adjusted Libor Rate shall be determined on the basis of the offered quotation of the other Reference Lender. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Rate Reserve Percentage.

         "ADVANCE" and "ADVANCES" means the funding by any Lender of all or a portion of the Loans in accordance with this Agreement.

         "AFFILIATE" means singly and collectively, any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, a Borrower. For purposes of this definition, a Person shall be deemed to be "controlled by" a Borrower if such Borrower possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the legal representative, successor or assign of any such Person.

         "AGENT" means Fleet or any other Person which is at the time in question serving as the agent under the terms of Article VIII hereof and the other Financing Documents.

         "AGREEMENT" means this loan agreement, as the same may from time to time be amended.

         "A.M." means a time from and including 12 o'clock midnight to and excluding 12 o'clock noon on any Business Day using Eastern Standard (Daylight Savings) time.

          "APPLICABLE MARGIN" means, as of any date Borrower the applicable per annum percentage set forth below:



-------------------- ------------------------------ ---------------------- ----------------------------------
       LEVEL                LEVERAGE RATIO            PRIME RATE LOANS                LIBOR LOANS

-------------------- ------------------------------ ---------------------- ----------------------------------
-------------------- ------------------------------ ---------------------- ----------------------------------
         I                 Greater than 2:1                  1%                          2.75%
-------------------- ------------------------------ ---------------------- ----------------------------------
-------------------- ------------------------------ ---------------------- ----------------------------------
        II             Greater than 1:1 and less            .50%                          2%
                         than or equal to 2:1
-------------------- ------------------------------ ---------------------- ----------------------------------
-------------------- ------------------------------ ---------------------- ----------------------------------
        III                   1:1 or less                   .00%                          1%
-------------------- ------------------------------ ---------------------- ----------------------------------


Any change in the Applicable Margin required pursuant to the foregoing shall become effective on the fifth Business Day after the Agent receives Borrower's financial statements for Borrower's fiscal quarter or year-end, as the case may be. In the event that the financial statements required to be delivered pursuant to SECTION 5.3.2 or 5.3.3 are not delivered when due, are delivered thereafter and an interest rate adjustment is required , such adjustment shall be retroactively effective to the date on which the financial statements in question should have been delivered to the Agent in accordance with SECTION
5.3.2 or 5.3.3, as the case may be, and (i) Borrower shall pay any amount owing by Borrower as a result thereof upon written demand from the Agent or (ii) if any amount is owing to Borrower as a result of such adjustment, such amount shall be credited against interest accruing on the Loans then outstanding ratably among the Lenders. In the event that the Applicable Margin which is calculated based on Borrower's unaudited financial statements for any fiscal quarter of any fiscal year of Borrower delivered pursuant to
SECTION 5.3.3 is different from the Applicable Margin which is calculated based on Borrower's audited financial statements delivered pursuant to SECTION 5.3.2 for such year, then the Applicable Margin shall be adjusted retroactively, and
(i) if any amount is owing to the Lenders as a result of such adjustment, Borrower shall pay such amount upon demand by the Agent to the Agent for the ratable benefit of the Lenders, or (ii) if any amount is owing to Borrower as a result of such adjustment, such amount shall be credited against interest accruing on the Loans then outstanding ratably among the Lenders, PROVIDED THAT in the event of a dispute as to the appropriate fiscal quarter as to which any adjustment should be allocated, the decision of the independent accountants of Borrower shall be made in accordance with GAAP and shall be binding upon the Agent, the Lenders and Borrower absent manifest error. If the amount of any credit due to Borrower as a result of such adjustment exceeds the aggregate amount of interest accruing on the Loans in all remaining periods during which Loans are outstanding, the Lenders shall reimburse Borrower for the amount of such credit which remains unapplied to pay interest within ten (10) Business Days after all Loans have been paid in full and the Commitments are terminated. The Agent shall send Borrower written notification (each a "Notice of Interest Rate Change") of each change in the Applicable Margin in accordance with the Agent's customary procedures as in effect from time to time, but the failure to send such notice shall have no effect on the effectiveness or applicability of the foregoing provisions of this definition or Borrower's obligations with respect to payment and calculation of interest on the Loans.

         Each Notice of Interest Rate Change shall be deemed correct and accepted by Borrower unless within thirty (30) days after the date of any such Notice of Interest Rate Change, written notice to the contrary is received by the Agent from Borrower. In the event that no interest rate adjustment is made by the Agent in accordance with the foregoing, or no Notice of Interest Rate Change is received by Borrower, any claim for an interest rate adjustment under this provision must be made by Borrower by written statement of Borrower's claim providing in reasonable detail Borrower's calculations of the interest rate adjustments being requested delivered to the Agent no later than the earlier of
(i) with respect to adjustments based on Borrower's unaudited financial statements, the earlier of (A) thirty (30) days after the date such statements are delivered to the Agent, and (B) seventy-five (75) days after the last day of each Borrower fiscal quarter, and (ii) with respect to adjustments based on Borrower's audited financial statements, (A) thirty (30) days after the date such statements are delivered and (B) one hundred and twenty (120) days after the last day of each Borrower fiscal year end.

          "ASSIGNMENT AND ACCEPTANCE AGREEMENT" has the meaning assigned to such term in SECTION 9.11.1.

         "AUTHORIZED REPRESENTATIVE" means such senior personnel of Borrower as shall be duly authorized and designated in writing by Borrower to execute documents, instruments and agreements on its behalf and to perform the functions of Authorized Representative under any of the Financing Documents.

         "BORROWED MONEY" means any obligation to repay Indebtedness for money borrowed, any Indebtedness evidenced by notes, bonds, debentures, guaranties or similar obligations including without limitation the Loans and any obligation to pay money under a conditional sale or other title retention agreement, the net aggregate rentals payable under any Capitalized Lease Obligation, any reimbursement obligation for any letter of credit and any obligations in respect of banker's and other acceptances or similar obligations.

         "BORROWER" refers to both Innoveda, Inc., and Viewlogic Systems, Inc., each a Delaware corporation, or either one of them, as the context may require.

         "Borrowing Base" means, as of any date of determination (i) 80% of the Net Amount of Eligible Domestic Receivables PLUS (ii) 80% of the Net Amount of Eligible Foreign Receivables.

         "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of EXHIBIT 5.3.11, or such other form as Agent shall provide.

         "BUDGET" has the meaning assigned to such term in SECTION 5.3.6.

         "BUSINESS CONDITION" means the financial condition, business, assets, liabilities and operations of a Person.

         "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day on which banks in Boston, Massachusetts or New York, New York are not authorized or required by applicable law to close; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Libor Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL EXPENDITURES" means all expenditures paid or incurred by Borrower or any Subsidiary in respect of (i) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, any other fixed assets or leaseholds and (ii) to the extent related to and not included in
(i) above, materials, contract labor and direct labor, which expenditures have been or should be, in accordance with GAAP, capitalized on the books of Borrower or such Subsidiary. Where a fixed asset is acquired by a lease which is required to be capitalized pursuant to Statement of Financial Accounting Standards number 13 or any successor thereto, the amount required to be capitalized in accordance therewith shall be considered to be an expenditure in the year such asset is first leased.

         "CAPITALIZED LEASE OBLIGATIONS" means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

         "CAPITALIZED SOFTWARE DEVELOPMENT COSTS" means Borrower's and its Subsidiaries' consolidated costs of software development which are capitalized on the financial statements and books and records of the Person incurring such costs.

         "CASH EQUIVALENT INVESTMENTS" means any Investment in (i) direct obligations of the United States or any agency, authority or instrumentality thereof, or obligations guaranteed by the United States or any agency, authority or instrumentality thereof, whether or not supported by the full faith and credit of, a right to borrow from or the ability to be purchased by the United States; (ii) commercial paper rated in the highest grade by a nationally recognized statistical rating agency or which, if not rated, is issued or guaranteed by any issuer with outstanding long-term debt rated A or better by any nationally recognized statistical rating agency; (iii) demand and time deposits with, and certificates of deposit and bankers acceptances issued by, any office of the Agent, any Lender or any other bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, the outstanding long-term debt of which or of the holding company of which it is a subsidiary is rated A or better by any nationally recognized statistical rating agency; (iv) any short-term note which has a rating of MIG-2 or better by Moody's Investors Service Inc. or a comparable rating from any other nationally recognized statistical rating agency; (v) any municipal bond or other governmental obligation (including without limitation any industrial revenue bond or project note) which is rated A or better by any nationally recognized statistical rating agency; (vi) any other obligation of any issuer, the outstanding long-term debt of which is rated A or better by any nationally recognized statistical rating agency; (vii) any repurchase agreement with any financial institution described in clause (iii) above, relating to any of the foregoing instruments and fully collateralized by such instruments; (viii) shares of any open-end diversified investment company that has its assets invested only in investments of the types described in clause (i) through (vii) above at the time of purchase and which maintains a constant net asset value per share; and (ix) shares of any open-end diversified investment company registered under the Investment Company Act of 1940, as amended, which maintains a constant net asset value per share in accordance with regulations of the Securities & Exchange Commission, has aggregate net assets of not less than $50,000,000 on the date of purchase and either derives at least 95% of its gross income from interest on or gains from the sale of investments of the type described in clauses (i) through (vii), above or has at least 85% of the weighted average value of its assets invested in investments of such types; provided that the purchase of any shares in any particular investment company shall be limited to an aggregate amount owned at any one time of $500,000. Each Cash Equivalent Investment shall have a maturity of less than one year at the time of purchase; provided that the maturity of any repurchase agreement shall be deemed to be the repurchase date and not the maturity of the subject security and that the maturity of any variable or floating rate note subject to prepayment at the option of the holder shall be the period remaining (including any notice period remaining) before the holder is entitled to prepayment.

         "CHANGE OF CONTROL" means Borrower any one of the following events:

    (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time), other than the Sprout Group, either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of voting capital stock of Innoveda (or securities convertible into or exchangeable for such voting capital stock) representing 32% or more of the combined voting power of all voting capital stock of Innoveda(on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of Innoveda; or

    (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of Innoveda, or who were nominated for election as directors by the board of directors Innoveda (or the nominating committee thereof), shall cease for any reason (other than (A) the death, disability or retirement of a director or (B) the death, disability or retirement of an officer of Innoveda that is serving as a director at such time so long as another officer of Innoveda replaces such Person as a director) to constitute a majority of the board of directors of Innoveda.

         "CLOSING DATE" means the date on which all of the conditions precedent set forth in SECTION 3.1 of this Agreement have been satisfied.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITMENT" means the Lenders' several commitments to make or maintain the Loans as set forth in SECTION 2.1 hereof in the maximum outstanding amount of each Lender's Pro Rata Share of the Revolving Credit Loan Commitment and the Term Loan $less the reductions set forth in SECTION 2.1 and less any reductions and prepayments or repayments of the Term Loan as set forth in SECTION 2.6.

         "COMMONLY CONTROLLED ENTITY" means a Person, whether or not incorporated, which is under common control with Borrower within the meaning of
Section 414(b) or (c) of the Code.

         "CURRENT LIABILITIES" means, at any date of determination, all liabilities that should, in accordance with GAAP, be classified as current liabilities on the consolidated balance sheet of Innoveda, PLUS, to the extent not included therein, all Revolving Credit Loans, the Term Loan and all other Obligations.

         "DEBT SERVICE COVERAGE RATIO" means as at the date of any determination thereof, the ratio of (i) consolidated EBITDA MINUS the sum of consolidated Capital Expenditures and taxes paid and currently payable for the rolling four Borrower fiscal quarter period consisting of Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters, to (ii) Total Debt Service, which for the Borrower's fiscal quarters ending prior to June 30, 2000 shall be based on PRO FORMA Results.

         "DEFAULT" means an event or condition which with the giving of notice or lapse of time or both would become an Event of Default.

         "DEFAULT RATE" has the meaning set forth in SECTION 2.2.1 hereof.

         "DEFERRED REVENUE" means consolidated income to be recognized upon the happening of certain future events or a satisfaction of certain conditions which is classified as [deferred revenue] in accordance with GAAP.

         "DISCHARGED RIGHTS AND OBLIGATIONS" shall have the meaning assigned to such term in SECTION 9.11.4.

          "DOLLARS" and the sign "$" mean lawful money of the United States of America.

         "DOMESTIC RECEIVABLE" means a Receivable owing by an account debtor located in one of the contiguous states of the United States of America or Hawaii.

         "DOMESTIC SUBSIDIARY" MEANS ANY SUBSIDIARY organized under the laws of the United States of America.

         "EBITDA" means, for any fiscal period, consolidated Net Income PLUS, to the extent accounted for in consolidated Net Income, consolidated Interest Expense, taxes, depreciation, amortization, any other noncash charges or any non-recurring extraordinary costs incurred by Borrower and any Subsidiaries in connection with any Acquisition, and for any fiscal period ending in 1999, severance costs and write-offs of note receivables reflected on the financial statements of Summit, for such period determined on an accrual and consolidated basis in accordance with GAAP, LESS Capitalized Software Development Costs.

         "EFFECTIVE PRIME" means the Prime Rate plus the Applicable Margin.

         "ELIGIBLE DOMESTIC RECEIVABLES" means Domestic Receivables of Borrower as to which Agent has a first perfected security interest and Borrower has furnished Agent the information required under Section 5.3.11 and, if applicable, Section 5.3.12, and which strictly comply with all of Borrower's representations, warranties and covenants contained herein with respect thereto but excluding in any event:

     (i)   Receivables that are evidenced by promissory notes or chattel paper;

     (ii) Receivables that represent amounts due from Affiliates or employees of Borrower;

     (iii) Receivables that remain unpaid more than ninety (90) days after the date of the original invoices giving rise to such Receivables;

     (iv) Unless otherwise approved by the Lenders, Receivables owing by any account debtor which when aggregated with any other Receivables owing by such account debtor or any affiliate of such account debtor constitute more than twenty-five percent (25%) of all other Eligible Receivables outstanding as of the date of any determination, unless such Receivables are covered by credit insurance (after giving effect to any such deductible applicable to such Receivables) payable in U.S. dollars issued by an insurer on terms and in amounts acceptable to Lender, and, if requested by Agent, payable directly to the Agent ("Cross Aged Receivables");

     (v) Receivables arising from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment may be conditional or contingent;

     (vi) Receivables consisting of progress billings, bill and hold receivables, or retainages;

     (vii) Receivables as to which a contra or other right of set-off exists, or as to which an account debtor has asserted a counterclaim, defense or dispute;

     (viii)Receivables subject to any lien or other encumbrance other than Liens in favor of Agent;

     (ix) Receivables owing by the United States of America, or any state, political subdivision, department, agency or instrumentality thereof, unless pursuant to SECTION 5.3.12 hereof, a completed and duly executed Assignment and Notice of Assignment has been delivered to Agent in triplicate and any and all other requirements imposed by the Federal Assignment of Claims Act of 1940, as amended and including any successor state thereto, or any similar state or local law has been complied with in a manner satisfactory to Agent;

     (x) Receivables otherwise deemed ineligible by Agent on the basis of any collectibility or other credit or collateral concerns therewith, which determination shall be made by Agent in good faith based upon Agent's customary commercial practices.

         "ELIGIBLE FOREIGN RECEIVABLES" means Foreign Receivables of Borrower as to which Agent has a first perfected security interest and Borrower has furnished Agent the information required under Section 5.3.11 and, if applicable, Section 5.3.12, and which strictly comply with all of Borrower's representations, warranties and covenants contained herein with respect thereto but excluding in any event:

     (i)   Receivables that are evidenced by promissory notes or chattel paper;

     (ii) Receivables that represent amounts due from Affiliates or employees of Borrower;

     (iii) Receivables that remain unpaid more than ninety (90) days after the date of the original invoices giving rise to such Receivables;

     (iv) Unless otherwise approved by the Lenders, Receivables owing by any account debtor which when aggregated with any other Receivables owing by such account debtor or any affiliate of such account debtor constitute more than twenty-five percent (25%) of all other Eligible Receivables outstanding as of the date of any determination, unless such Receivables are covered by credit insurance (after giving effect to any such deductible applicable to such Receivables) payable in U.S. dollars issued by an insurer on terms and in amounts acceptable to Lender, and, if requested by Agent, payable directly to the Agent ("CROSS AGED RECEIVABLES");

     (v) Receivables arising from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment may be conditional or contingent;

     (vi) Receivables consisting of progress billings, bill and hold receivables, or retainages;

     (vii) Receivables as to which a contra or other right of set-off exists, or as to which an account debtor has asserted a counterclaim, defense or dispute;

     (viii)Receivables subject to any lien or other encumbrance other than Liens in favor of Agent;

     (ix) Other than Receivables owing by Marubeni Solutions, Seiko Instruments and Kyoden not to exceed in the aggregate thirty (30) percent of all other Eligible Receivables outstanding as of the date of any determination, Receivables that are not (i) supported by a letter of credit in form and substance satisfactory to Agent issued or confirmed by a depository institution reasonably acceptable to Agent and located in the continental United States of America, payable at sight in U.S. Dollars by presentation in the United States of America, and, if requested by Agent, payable directly to the Agent by an assignment of the proceeds thereof, or (ii) covered by credit insurance (after giving effect to any such deductible applicable to such Receivables) payable in U.S. dollars issued by an insurer on terms and in amounts acceptable to Agent, and, if requested by Agent, payable directly to the Agent.

     (x) Receivables otherwise deemed ineligible by Agent on the basis of any collectibility or other credit or collateral concerns therewith (which may include, without limitation, Receivables owing by account debtors expressly excluded from the requirements of subclause (ix) above), which determination shall be made by Agent in good faith based upon Agent's customary commercial practices.

         "ELIGIBLE RECEIVABLE" means either an Eligible Domestic Receivable or an Eligible Foreign Receivable and "ELigible Receivables" mean any two or more Eligible Domestic Receivables and/or Eligible Foreign Receivables.

         "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

         "EVENTS OF DEFAULT" has the meaning assigned to that term in SECTION
6.1 of this Agreement.

         "EXCESS CASH FLOW" means, for any Fiscal Period, consolidated EBITDA for such Fiscal Period, MINUS the sum of (i) the amount equal to the payments included in consolidated Total Debt Service paid during such Fiscal Period, (ii) to the extent not included in Total Debt Service, all consolidated Capital Expenditures permitted under SECTION 5.2.17 and paid during such Fiscal Period,
(iii) voluntary principal prepayments of the Term Loans made during such Fiscal Period, (iv) consolidated taxes payable during such Fiscal Period and (v) PLUS or MINUS changes in consolidated working capital during such Fiscal Period.

         "EXHIBIT" means, when followed by a letter, the Exhibit attached to this Agreement bearing that letter and by such reference fully incorporated in this Agreement.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York, PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day as so published, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent in its discretion exercised in good faith.

         "FINANCING DOCUMENTS" means, collectively, this Agreement, each Note, the Security Documents, the Post-Closing Letter, any Letter of Credit, any Letter of Credit Agreement, any Hedge Agreement, any other agreement with any Lender providing cash management services, foreign exchange products and each other agreement, instrument or document now or hereafter executed in connection herewith or therewith.

         "FISCAL PERIOD" means for purposes of SECTION 2.6.1.2(b), each of Borrower's fiscal years ending after January 1, 2000.

          "FOREIGN RECEIVABLE" means any Receivable which is not a Domestic Receivable.

          "FOREIGN SUBSIDIARY" means any Subsidiary which is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

         "GOVERNMENTAL APPROVALS" All permits, licenses, registrations, consents, approvals and other authorizations material to the carrying out of Borrower's and each of the Subsidiaries' businesses required by law or the rules and regulations of any federal, foreign governmental, state, county or local association, corporation or governmental agency, body, instrumentality or commission having jurisdiction over Borrower or any of the Subsidiaries, including but not limited to the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission, the Federal Trade Commission and the United States Department of Justice and analogous and related state and foreign agencies.

         "HAZARDOUS MATERIAL" means any substance or material defined or designated as a hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any United States federal, state or local environmental statute, regulation or ordinance.

         "HEDGE AGREEMENTS" means with respect to any Person, any and all interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements to or under which Borrower is a party or a beneficiary obligating such Person to make payments, whether periodically or upon the happening of a contingency. For purposes of this Agreement, the amount of the obligation under any Hedge Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any such agreement provides for the netting of amounts payable by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "INDEBTEDNESS" means, without duplication for any Person, (i) all indebtedness or other obligations of said Person for Borrowed Money or for the deferred purchase price of property or services, including, without limitation, all reimbursement obligations of said Person with respect to standby and/or documentary letters of credit (ii) the indebtedness or other obligations of any other Person ("Other Person") for Borrowed Money or for the deferred purchase price of property or services, the payment or collection of which said Person has guaranteed (except by reason of endorsement for deposit or collection in the ordinary course of business) or in respect of which said Person is liable, contingently or otherwise, whether by way of agreement to purchase or lease, to provide funds for payment, to supply funds to purchase, sell or lease property or services primarily to assure a creditor of such Other Person against loss or otherwise to invest in or make a loan to the Other Person, or otherwise to assure a creditor of such Other Person against loss, (iii) all indebtedness or other obligations of any Person for Borrowed Money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by said Person, whether or not said Person has assumed or become liable for the payment of such indebtedness or obligations, (iv) Capitalized Lease Obligations of said Person and (v) obligations of such Person, in the notional amount, under contracts pursuant to which such Person has agreed to purchase interest rate protection or swap interest rate obligations.

          "INELIGIBLE SECURITIES" means Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

         "INTEREST ADJUSTMENT DATE" means (i) as to any Prime Rate Loan to be converted to a Libor Loan the Business Day elected by Borrower in its applicable Interest Rate Election, but being not less than three (3) Business Days after the receipt by the Agent before 12:00 o'clock P.M. on a Business Day of an Interest Rate Election electing the Libor Rate as the interest rate on such Loan; and (ii) as to any Libor Loan, the last Business Day of the Interest Period pertaining to such Libor Loan.

         "INTEREST EXPENSE" means, with respect to any fiscal quarter, the aggregate consolidated amount required to be accrued by Borrower and any Subsidiaries in such fiscal quarter for interest, fees , charges and expenses, however characterized, on its Indebtedness, including, without limitation, all such interest, fees, charges and expenses required to be accrued with respect to Indebtedness under the Financing Documents, all determined in accordance with GAAP.

         "INTEREST PERIOD" means:

         With respect to each Libor Loan:

                  (i) initially, the period commencing on the date of such Libor Loan and ending one, two, three or six or such greater number of months thereafter as may be acceptable to all of the Lenders and as Borrower may elect in the applicable Interest Rate Election and subject to
         SECTION 2.9; and

                  (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Libor Loan and ending one, two, three or six or such greater number of months thereafter as may be acceptable to all of the Lenders and as Borrower may elect in the applicable Interest Rate Election and subject to
         SECTION 2.9;

         PROVIDED THAT clauses (i) and (ii) of this definition are subject to the following:

         (A) any Interest Period (other than an Interest Period determined pursuant to clause (C) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

         (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (C) below, end on the last Business Day of a calendar month; and

         (C) for the Term Loan, no Interest Period shall end after the Term Loan Repayment Date and for the Revolving Credit Loan, no Interest Period shall end after the Revolving Credit Repayment Date; and

         (D) with respect to all Libor Loans, no more than three Interest Periods may be in effect at any time.

         "INTEREST RATE ELECTION" means Innoveda's irrevocable telecopied or telephonic notice of election, which shall be promptly confirmed by a written notice of election that Effective Prime or the Libor Rate shall apply to all or any portion of the Loans, which shall, subject to this Agreement, be effective on the next Interest Adjustment Date, such telecopied or telephonic notice and written confirmation thereof to be in the form of EXHIBIT 1.4 and to be received by the Agent prior to 12:00 o'clock P.M. on a Business Day and at least three
(3) Business Days prior to an Interest Adjustment Date in the case of a Libor Loan, and by 12:00 p.m. on an Interest Adjustment Date in the case of a Prime Rate Loan or four (4) Business Days in the case of an Interest Rate Election as to which the consent of the Lenders is required), each such Interest Rate Election, subject to the terms of this Agreement to apply to the Advance or the Loan referred to in such Interest Rate Election or to effect a change in the interest rate on the applicable portion of the Loans then outstanding, as applicable, with respect to which such Interest Rate Election was made, such change to occur on the Interest Adjustment Date next succeeding receipt of such Interest Rate Election by the Agent. Any Interest Rate Election received by the Agent after 12 o'clock P.M. on a Business Day shall be deemed, for all purposes of this Agreement to have been received prior to 12 o'clock P.M. on the next succeeding Business Day.

         "INVESTMENT" means any investment in any Person whether by means of a purchase of capital stock, notes, bonds, debentures or other evidences of Indebtedness and/or by means of a capital or partnership contribution, loan, deposit, advance or other means, excluding amounts due from customers for services or products delivered or sold in the ordinary course of business.

         "LENDER" means Fleet, or any financial institution which hereafter becomes a party hereto pursuant to the terms of SECTION 9.10, each in their individual capacity, and "Lenders" means Fleet and each of such financial institutions.

         "LETTER OF CREDIT" means an irrevocable stand-by or commercial letter of credit issued by the Agent for the account of Borrower pursuant to a Letter of Credit Agreement subject to and in accordance with this Agreement.

         "LETTER OF CREDIT AGREEMENT" means an application and agreement for stand-by or commercial letter of credit in such form as may at any time be customarily required by the Agent for its issuance of stand-by or commercial letters of credit.

         "LEVERAGE RATIO" means the ratio of (i) consolidated total Indebtedness for Borrowed Money of Borrower and its Subsidiaries on a consolidated basis as of the last day of such fiscal quarter to (ii) consolidated EBITDA for the rolling four Borrower fiscal quarter period consisting of such fiscal quarter and the three immediately preceding Borrower fiscal quarters, which for Borrower's fiscal periods ending prior to June 30, 2000 shall be based on PRO FORMA Results.

         "LIBOR LOAN" means any portion of any Loan bearing interest at the Libor Rate.

         "LIBOR RATE" means, for any Interest Period, the Adjusted Libor Rate in effect on the first day of such Interest Period (subject to adjustment as provided in the definition of Adjusted Libor Rate) plus the Applicable Margin for Libor Loans from time to time in effect.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement and any Capitalized Lease Obligation) having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the applicable Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

         "LOANS" and "LOAN" means at any time the outstanding principal amount of Indebtedness owed to the Lenders or to any Lender, as the context may require pursuant to this Agreement.

         "MAJORITY LENDERS" means Lenders holding an aggregate Pro Rata Share of the outstanding principal balance of the Loans in an amount equal to or in excess of 51.0% of the total outstanding principal balance of the Loans and if there is no outstanding principal balance of the Loans, Lenders having at least 51.0% of the Commitment.

         "MATERIAL ADVERSE EFFECT" means material adverse effect on (i) the ability of Innoveda, or Innoveda and its Subsidiaries taken as a whole, to fulfill any of their respective obligations under any of the Financing Documents, or (ii) the Business Condition of Innoveda, or Innoveda and its Subsidiaries taken as a whole.

         "MATERIAL FOREIGN SUBSIDIARY" means a Foreign Subsidiary with total assets of U.S$2,000,000 as at the end of any fiscal quarterof the Borrower, or more, or ten (10) or more employees, independent contractors or other consultants excluding sales, sales and customer support, and administrative personnel.

          "MATERIAL FOREIGN SUBSIDIARY SECURITY DOCUMENTS" means the documents required by SECTION 5.1.25.

          "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET AMOUNT OF ELIGIBLE DOMESTIC RECEIVABLES" means the outstanding amount of Eligible Domestic Receivables less the aggregate amount attributable to all returns, rejections, disputes, credits and other adjustments specifically related thereto, and all contras and offsets, whether asserted or unasserted of which Borrower has actual knowledge.

         "NET AMOUNT OF ELIGIBLE FOREIGN RECEIVABLES" means the outstanding amount of Eligible Foreign Receivables less the aggregate amount attributable to all returns, rejections, disputes, credits and other adjustments specifically related thereto, and all contras and offsets, whether asserted or unasserted of which Borrower has actual knowledge

         "NET INCOME" means, for any fiscal period, the net after tax income
(loss) of Innoveda and its Subsidiaries for such period determined on an accrual and consolidated basis in accordance with GAAP.

          "NOTE" means any promissory note of Borrower payable to the order of a Lender and substantially in the form of EXHIBIT 1.5 or EXHIBIT 1.6 and evidencing all or a portion of the Loan and "Notes" means all of the Notes, collectively.

         "OBLIGATIONS" mean any and all Indebtedness, obligations and liabilities of Innoveda and/or any Subsidiaries under any of the Financing Documents to any one or more of the Lenders and/or the Agent of every kind and description, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including, without limitation, all Loans, interest, taxes, fees, charges, and expenses under the Financing Documents and attorneys' fees chargeable to Borrower and/or any Subsidiaries or incurred by any of the Lenders and/or the Agent under any of the Financing Documents.

         "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Representative and delivered to the Agent on behalf of the Lenders.

         "PADS ACQUISITION" means the acquisition by Innoveda of PADS Software, Inc. consistent with the terms of the letter dated July 12, 2000 provided by Fleet to Viewlogic evidencing Fleet's consent thereto.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title IV of ERISA.

          "P.M." means a time from and including 12 o'clock noon on any Business Day to the end of such Business Day using Eastern Standard (Daylight Savings) time.

         "PERMITTED ENCUMBRANCES" means each Lien granted pursuant to any of the Security Documents, those Liens, security interests and defects in title permitted under SECTION 5.2.1 and those Liens listed on EXHIBIT 1.8 hereto.

         "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA maintained for employees of Borrower or any Commonly Controlled Entity.

         "POST-CLOSING LETTER" means that certain letter agreement between Borrower and the Agent dated the Closing Date and listing certain post-closing actions to be completed by Borrower.

         "PREMISES" has the meaning assigned to such term in SECTION 4.1.20.1.

         "PRIME RATE" means the higher of (i) the floating rate of interest per annum designated from time to time by the Agent as being its "prime rate" of interest, such interest rate to be adjusted on the effective date of any change thereof by the Agent, it being understood that such rate of interest may not be the lowest rate of interest from time to time charged by the Agent and (ii) the Federal Funds Rate plus one-half percent (.50%), such interest rate to be adjusted on the effective date of any change thereof by the Federal Reserve Bank of New York.

         "PRIME RATE LOAN(S)" means any portion of the Loans bearing interest at Effective Prime.

         "PRO FORMA RESULTS" means for fiscal periods ending on or prior to January 1, 2000 the combined results of Summit and Viewlogic, and for the fiscal quarter ending April 1, 2000, the results of operations of Innoveda as reported in its financial statements filed with the Securities and Exchange Commission for the applicable period.

         "PRO RATA SHARE" means (i) with respect to the Commitment, each Lender's percentage share of the Commitment as set forth immediately opposite such Lender's name on EXHIBIT 1.9, and (ii) with respect to the Loans, each Lender's percentage share of the aggregate outstanding principal balance of the Loans and "Pro Rata Shares" means such percentage shares of the Lenders.

         "QUICK RATIO" means the ratio of (i) Cash Equivalent Investments PLUS the aggregate outstanding amount of Borrower's accounts receivable to (ii) Current Liabilities less Deferred Revenue PLUS all Obligations not included in current liabilities in accordance with GAAP].

         "RECEIVABLE" means any right to payment from an account receivable obligor arising from the sale of goods or services or the licensing of intellectual property rights by Borrower in the ordinary course of business.

         "REFERENCE LENDER(S)" means the Agent unless the Agent resigns said responsibility, at which time and thereafter such term means one or two Lenders selected by the Agent in its discretion from time to time as a reference lender for purposes of determining the Adjusted Libor Rate.

         "REPORTABLE EVENT" shall have the meaning assigned to that term in
Section 4043 of ERISA for which the requirement of 30 days' notice to the PBGC has not been waived by the PBGC.

         "REQUEST" means a written request for the Loans in the form of EXHIBIT 1.10, received by the Agent on behalf of the Lenders from Borrower in accordance with this Agreement, specifying the date on which Borrower desires such Loans and the disbursement instructions of Borrower with respect thereto.

         "REVOLVING CREDIT LOAN" means the revolving credit loans to be made by the Lenders to Borrower from time to time in the maximum outstanding principal amount of the Revolving Credit Loan Commitment, all subject and pursuant to
SECTION 2.1.0.

         "REVOLVING CREDIT LOAN COMMITMENT" means the Lenders' several commitments to make Revolving Credit Loans to Borrower in accordance with
Section 2.1.0 and this Agreement and in the maximum outstanding amount of each Lender's Pro Rata Share of $6,000,000, or , on any date on which the aggregate outstanding amount of Revolving Credit Loans exceeds, or after giving effect to any Request would exceed, $2,000,000, the lesser of (i) $6,000,000 and (ii) the Borrowing Base, as such commitment may be reduced pursuant to SECTION 2.6.4.

         "REVOLVING CREDIT NOTE" means each revolving credit note of Borrower, payable to the order of a Lender in the form of EXHIBIT 1.5 hereto evidencing the Indebtedness of Borrower to such Lender with respect to the Revolving Credit Loan.

         "REVOLVING CREDIT REPAYMENT DATE" means the earlier to occur of (i) September 30, 2003 and (ii) such earlier date on which the Revolving Credit Loan becomes due and payable pursuant to the terms hereof.

         "SECTION" means, when followed by a number, the Section or subSection of this Agreement bearing that number.

         "SECTION 20 SUBSIDIARY" means a subsidiary of the bank holding company controlling any Lender, which subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         "SECURITY DOCUMENTS" means any and all documents, instruments and agreements now or hereafter providing security for the Loans and any other Indebtedness of Innoveda or any Subsidiary to any of the Lenders and/or the Agent, including without limitation the following documents, instruments and agreements between the Agent and Innoveda or any Subsidiary: any mortgages on and collateral assignments of real property interests (fee, leasehold and easement) of Borrower and any Subsidiary granting Liens thereon; landlord lien waivers and consents as may be reasonably requested by the Agent; security agreements granting first Liens on all Innoveda's and any Subsidiary's fixtures and tangible and intangible personal property; Borrower; collateral assignments of Innoveda's and any Subsidiary's contracts, licenses, permits, easements and leases; collateral assignments of Innoveda's and any Subsidiary's copyrights; conditional assignments of Innoveda's and any Subsidiary's trademarks and patents; any Subordination Agreement; the software escrow agreement referred to in SECTION 5.1.24; any guaranty by a Subsidiary; any pledge of the capital stock or other equity interests of any Subsidiary; casualty and liability insurance policies providing coverage to the Agent for the benefit of the Lenders; UCC-1 financing statements or similar filings perfecting the above-referenced security interests, pledges and assignments, all as executed, delivered to and accepted by the Agent on or prior to the Closing Date or subsequent to the Closing Date as may be required by this Agreement, as any of the foregoing may be amended in writing by the Agent and any other party or parties thereto.

         "SINGLE EMPLOYER PLAN" means any Plan as defined in Section 4001(a)(15) of ERISA.

         "SOLVENT" as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "PERSON" shall mean, where so required by the context in which the term "Solvent" appears, such Person and its Subsidiaries taken as a whole.

         "SPROUT GROUP" means the group of equity investors in Borrower identified on EXHIBIT 1.1 hereto.

         "SUBSIDIARY" means any corporation or entity other than Innoveda of which more than 50% of the outstanding capital stock or voting interests or rights having ordinary voting power to elect a majority of the board of directors or other managers of such entity (irrespective of whether or not at the time capital stock or voting interests or rights of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by Innoveda or by Innoveda and/or one or more Subsidiaries or the management of which corporation or entity is under control of Innoveda and/or any other Subsidiary, directly or indirectly through one or more Persons and any other Person which, under GAAP, should at any time for financial reporting purposes be consolidated or combined with Innoveda and/or any other Subsidiary.

         "TERM LOAN" means the term loan in the aggregate outstanding principal amount of $10,000,000 to be maintained by the Lenders pursuant to SECTION 2.1.1 hereof.

         "TERM NOTE" means a term note of Borrower payable to the order of a Lender in the form of EXHIBIT 1.6 hereto evidencing the Indebtedness of Borrower to such Lender with respect to the Term Loan.

         "TERM LOAN REPAYMENT DATE" means the earlier to occur of (i) March 31, 2003 and (ii) such earlier date on which the Term Loan becomes due and payable pursuant to the terms hereof.

         "TOTAL DEBT SERVICE" means, at any date of determination, the sum of
(i) consolidated interest expense and (ii) scheduled and mandatory principal payments for the fiscal period in question due on account of any consolidated Indebtedness of Borrower, but excluding any mandatory payments of principal required pursuant to SECTIONS 2.6.1.2, 2.6.1.3, 2.6.1.4 and 2.6.1.5.

         "UNUSED FEES" has the meaning assigned to such term in SECTION 2.2.2.

         SECTION 1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, calculations of amounts for the purposes of calculating any financial covenants or ratios hereunder shall be made in accordance with GAAP applied on a basis consistent with those used in Innoveda's consolidated financial statements referred to in
SECTION 4.1.5 (other than departures therefrom not material in their impact), and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP (except, in the case of unaudited financial statements, the absence of footnotes and that such statements are subject to changes resulting from year-end adjustments made in accordance with GAAP).

         SECTION 1.3. OTHER TERMS. References to "Articles", "Sections", "subsections" and "Exhibits" shall be to Sections, subsections and Exhibits and of this Agreement unless otherwise specifically provided. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Financing Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

     SECTION 2.1.  THE LOANS.

               SECTION 2.1.0. THE REVOLVING CREDIT LOANS. Each of the Lenders severally agrees, subject to the terms and conditions of this Agreement, to make Advances of Revolving Credit Loans to Borrower from time to time after receipt by the Agent from time to time before the Revolving Credit Repayment Date of, and at the times provided for in, a Request and an Interest Rate Election from Borrower in accordance with this Agreement, during the period commencing on the Closing Date and ending on the Business Day immediately preceding the Revolving Credit Repayment Date, in an aggregate principal amount at any one time outstanding not to exceed such Lender's Pro Rata Share of the Revolving Credit Loan Commitment less such Lender's Pro Rata Share of the aggregate outstanding stated amount of any Letters of Credit or Letter of Credit Agreements and any unreimbursed amounts drawn thereunder. The outstanding principal balance of the Revolving Credit Loans shall be repaid on the Revolving Credit Repayment Date.

     Promptly after receipt of a Request and Interest Rate Election, Agent shall notify each Lender by telephone, telex or telecopy of the proposed borrowing. Subject to the immediately preceding paragraph, each Lender agrees that after its receipt of notification from Agent of Agent's receipt of a Request and Interest Rate Election, such Lender shall send its Pro Rata Share (or such portion thereof as may be necessary to provide Agent with such Pro Rata Share in Dollars and in immediately available funds, without consideration or use of any contra accounts of any Lender) of the requested Loan by wire transfer to Agent so that Agent receives such Pro Rata Share in Dollars and in immediately available funds not later than 12:00 P.M. (Boston, Massachusetts time) on the first day of the Interest Period for any such requested Libor Loan and on the Business Day for such Advance set forth in Borrower's Request for any such requested Prime Rate Loan, and Agent shall advance funds to Borrower by depositing such funds in Borrower's account with the Agent upon Agent's receipt of such Pro Rata Shares in the amount of the Pro Rata Shares of such Loan in Agent's possession. Unless Agent shall have been notified by any Lender (which notice may be telephonic if confirmed promptly in writing) prior to the first day of the Interest Period in respect of any Loan which such Lender is obligated to make under this Agreement, that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of such Loan on such date, Agent may assume that such Lender has made such amount available to Agent on such date and Agent in its sole discretion may, but shall not be obligated to, make available to Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount from such Lender promptly upon demand by Agent together with interest thereon, for each day from such date until the date such amount is paid to Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the interest rate on the Loan in question. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrower and Borrower shall promptly pay such corresponding amount to Agent. Nothing contained in this Section shall be deemed to relieve any Lender from its obligation to fulfill its obligations hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

     Throughout the term of the Revolving Credit Loans, the Revolving Credit Loan Commitment may, in Fleet's discretion, be made available to Borrower prior to the Revolving Credit Repayment Date by issuance of Letters of Credit having an expiration date prior to the earlier to occur of (a) the first anniversary date of the date of issuance of any such Letter of Credit or (b) three (3) Business Days prior to the Revolving Credit Repayment Date, reasonably promptly after submission by Borrower to the Agent of a Letter of Credit Agreement, duly completed and executed by Borrower and otherwise in form and substance satisfactory to Fleet. The Borrower shall pay upon demand by the Agent such usual and customary fees and costs as Fleet may from time to time establish for issuance, transfer, amendment and negotiation of each Letter of Credit and shall pay to the Agent for Fleet's account upon issuance of any Letter of Credit an annual Letter of Credit fee in an amount equal to an amount determined by Fleet based on Fleet's usual and customary fees charged for Letters of Credit similar to such Letter of Credit. In the event that Borrower shall fail to reimburse Fleet under any Letter of Credit or Letter of Credit Agreement, and any outstanding Indebtedness of Borrower relating thereto, Fleet shall promptly notify the Agent, and the Agent shall, in turn, promptly notify each Lender of the unreimbursed amount together with accrued interest thereon, and each Lender agrees to purchase, and it shall be deemed to have purchased, a participation in such Letter of Credit or Letter of Credit Agreement and such indebtedness in an amount equal to its Pro Rata Share of the unpaid amount together with unpaid interest thereon. Upon one (1) Business Day's notice from the Agent, each Lender shall deliver to the Agent an amount equal to its respective participation in same day funds, at the place and on the date and by the time notified by the Agent. The obligation of each Lender to deliver to the Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or the failure to satisfy any condition set forth in Article III of this Agreement.

          SECTION 2.1.1. TERM LOANS Each of the Lenders severally agrees, subject to the terms and conditions of this Agreement, to maintain a Term Loan to Borrower in the amount of its respective Pro Rata Share of $10,000,000. Until such time as the principal outstanding amount of the Term Loan is paid in full, commencing September 30, 2000 and on the last Business Day of each calendar quarter thereafter, Borrower shall pay to the Agent for the ratable benefit of the Lenders the principal amount set forth below:

--------------------------------------- ---------------------------------------
        Calendar Quarters Ending                  Quarterly Payment Amount

--------------------------------------- ---------------------------------------

--------------------------------------- ---------------------------------------
                 9/30/00                                  $750,000
--------------------------------------- ---------------------------------------
           12/31/00 - 9/30/01                             $875,000
--------------------------------------- ---------------------------------------
           12/31/01 - 9/30/02                            $1,000,000
--------------------------------------- ---------------------------------------
                12/31/02                                 $1,375,000
--------------------------------------- ---------------------------------------
                 3/31/03                                  $375,000
--------------------------------------- ---------------------------------------

          SECTION 2.2. INTEREST AND FEES ON THE LOANS.

               SECTION 2.2.1. INTEREST; DEFAULT RATE OF INTEREST; SUSPENSION OF LIBOR LOANS; ETC. . Interest shall accrue on the Loans at Effective Prime or the Libor Rate for each of the Loans' Interest Periods in accordance with Borrower's Interest Rate Elections for the Loans subject to and in accordance with the terms and conditions of this Agreement and the Note(s); provided that if a Default or an Event of Default exists and is continuing, no Interest Rate Election electing the Libor Rate shall be effective and all Loans shall bear interest, payable on demand, at Effective Prime PLUS, so long as an Event of Default exists and is continuing, two percent (2%) above the Applicable Margin (the "DEFAULT RATE"); all of the foregoing being applicable until such Default or Event of Default is cured or waived and, as to availability of Libor Loans, an Interest Rate Election electing the Libor Rate for such Loan or portion thereof which is effective in accordance with this Agreement is submitted to the Agent; and provided further that Borrower shall submit Interest Rate Elections so that on any date on which under SECTION 2.1.1 a regularly scheduled payment of principal of the Term Loans is to be made, at least the amount of the Term Loans to be so repaid is bearing interest at Effective Prime and/or such payment date is an Interest Adjustment Date for outstanding Libor Loans in such amount of the Term Loans. The Borrower shall pay such interest to the Agent for the pro rata account of each Lender in arrears on the Loans (including without limitation Libor Loans) outstanding from time to time, such payments to be made, with respect to Libor Loans with Interest Periods of three months or less on each Interest Adjustment Date for such Loans, and with respect to Libor Loans with Interest Periods of more than three months and with respect to Prime Rate Loans, quarterly on the last Business Day of each calendar quarter of each year. In the event no Interest Rate Election has been made by Borrower with respect to any Loan or Advance (or an Interest Rate Election shall have expired without an effective substitute Interest Rate Election), Effective Prime shall be the rate applicable to such Loan or Advance. All provisions of each Note and any other agreements between Borrower and the Lenders are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Indebtedness evidenced by any Note or otherwise, shall the amount paid or agreed to be paid to the Lenders which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "MAXIMUM PERMITTED RATE"), which shall mean the law in effect on the date of this Agreement, except that if there is a change in such law which results in a higher Maximum Permitted Rate, then each Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of any Note, or this Agreement or any document, instrument or agreement providing security for any Note results in the rate of interest charged under any Note being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, any Lender receives an amount which under applicable law would cause the interest rate under any Note to exceed the Maximum Permitted Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of such Note to the extent of then outstanding Prime Rate Loans and not a payment of interest and to the extent said excessive portion exceeds the outstanding principal amount of Prime Rate Loans, said excessive portion shall be repaid to Borrower.

               SECTION 2.2.2. FEES. On the last Business Day of each March, June, September and December commencing June 30, 2000 and continuing through the earlier of (i) the Revolving Credit Repayment Date and (ii) the date that all amounts owed hereunder have been paid and all Commitments to make Revolving Credit Loans have terminated, Borrower shall pay to the Agent for the pro rata account of each Lender, a fee (the "UNUSED FEE") in an amount equal to .50% per annum of the amount, if any, by which the average actual daily amount of the Revolving Credit Loan Commitment for the quarterly period just ended exceeds the sum of the average of the actual daily outstanding principal balances of the Revolving Credit Loans PLUS the average of the actual daily aggregate amount of the outstanding stated amount of any Letter of Credit or Letter of Credit Agreement, and any unreimbursed amounts thereunder.

               SECTION 2.2.3. INCREASED COSTS - CAPITAL. If, after the date hereof, any Lender shall have reasonably determined that the adoption after the date hereof of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or such Lender's holding company with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or such Lender's holding company as a consequence of the obligations hereunder of such Lender to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such Lender's holding company with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of such Lender or such Lender's holding company was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall notify the Agent and Borrower thereof and Borrower shall pay to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, each such payment to be made by Borrower within ten (10) Business Days after each demand by such Lender; provided that Borrower shall have no liability to pay such costs accruing from and after the 60th day prior to the date of each such demand. A certificate in reasonable detail of one of the officers of such Lender describing the event giving rise to such reduction and setting forth the amount to be paid to such Lender hereunder and a computation of such amount shall accompany any such demand and shall, in the absence of manifest error, be presumptively correct. In determining such amount, such Lender shall act reasonably and will use any reasonable averaging and attribution methods. If Borrower shall, as a result of the requirements of this SECTION 2.2.3 above, be required to pay any Lender the additional costs referred to above and Borrower, in its sole discretion, shall deem such additional amounts to be material, Borrower shall have the right to substitute another bank satisfactory to the Agent for such Lender which has certified the additional costs to Borrower, and the Agent shall use reasonable efforts at no cost to the Agent to assist Borrower to locate such substitute bank. Any such substitution shall take place in accordance with SECTION 9.11 and shall otherwise be on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, Borrower shall continue to pay such additional costs. Upon any such substitution, Borrower shall pay or cause to be paid to the Lender that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender and such Lender will be released from liability hereunder.

     SECTION 2.3. NOTATIONS. At the time of (i) the making of each Advance evidenced by any Note, (ii) each change in the interest rate under any Note effected as a result of an Interest Rate Election; and (iii) each payment or prepayment of any Note, each Lender may enter upon its records an appropriate notation evidencing (a) such Lender's Pro Rata Share of the Loans and (b) the interest rate and Interest Adjustment Date applicable thereto or (c) such payment or prepayment (voluntary or involuntary) of principal and (d) in the case of payments or prepayments (voluntary or involuntary) of principal, the portion of the applicable Loan which was paid or prepaid. No failure to make any such notation shall affect Borrower's unconditional obligations to repay the Loans and all interest, fees and other sums due in connection with this Agreement and/or any Note in full, nor shall any such failure, standing alone, constitute grounds for disproving a payment of principal by Borrower. However, in the absence of manifest error, such notations and each Lender's records containing such notations shall constitute presumptive evidence of the facts stated therein, including, without limitation, the outstanding amount of such Lender's Pro Rata Share of the Loans and all amounts due and owing to such Lender at any time. Any such notations and such Lender's records containing such notations may be introduced in evidence in any judicial or administrative proceeding relating to this Agreement, the Loans or any Note.

     SECTION 2.4. COMPUTATION OF INTEREST. Interest due under this Agreement and any Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

     SECTION 2.5. TIME OF PAYMENTS AND PREPAYMENTS IN IMMEDIATELY AVAILABLE
FUNDS.

          SECTION 2.5.1. TIME. All payments and prepayments of principal, fees, interest and any other amounts owed from time to time under this Agreement and/or under each Note shall be made to the Agent for the pro rata account of each Lender at the address referred to in SECTION 9.6 in Dollars and in immediately available funds prior to 12:00 o'clock P.M. on the Business Day that such payment is due, provided that Borrower hereby authorizes and instructs the Agent to charge against Borrower's accounts with the Agent on each date on which a payment is due hereunder and/or under any Note and on any subsequent date if and to the extent any such payment is not made when due an amount up to the principal, interest and fees due and payable to the Lenders, the Agent or any Lender hereunder and/or under any Note and such charge shall be deemed payment hereunder and under the Note(s) in question to the extent that immediately available funds are then in such accounts. The Agent shall use reasonable efforts in accordance with the Agent's customary procedures to give subsequent notice of any such charge to Borrower, but the failure to give such notice shall not affect the validity of any such charge. To the extent that immediately available funds are then in such accounts, the failure of the Agent to charge any such account or the failure of the Agent to charge any such account prior to 12 o'clock P.M. shall not be basis for an Event of Default under SECTION 6.1.1 and any amount due on the Loans on such date shall be deemed paid; provided that the Agent shall have the right to charge any such account on any subsequent date for such unpaid payment and an Event of Default shall exist if sufficient immediately available funds are not in such accounts on the date the Agent so charges such account after the expiration of any applicable cure period. In the event of any charge against Borrower's accounts by the Agent pursuant to the immediately preceding sentence, the Agent shall use reasonable efforts to provide notice to Borrower of such charge in accordance with the Agent's customary procedures, but the failure to provide such notice shall not in any way be a basis for any liability of the Agent nor shall such failure adversely affect the validity and effectiveness of any such action by the Agent. Any such payment or prepayment which is received by the Agent in Dollars and in immediately available funds after 12 o'clock P.M. on a Business Day shall be deemed received for all purposes of this Agreement on the next succeeding Business Day unless the failure by Agent to receive such funds prior to 12 o'clock P.M. is due to Agent's failure to charge the account of Borrower prior to 12 o'clock P.M., except that solely for the purpose of determining whether a Default or Event of Default has occurred under SECTION 6.1.1, any such payment or prepayment, if received by the Agent prior to the close of the Agent's business on a Business Day, shall be deemed received on such Business Day. All payments of principal, interest, fees and any other amounts which are owing to any or all of the Lenders or the Agent hereunder and/or under any of the Notes that are received by the Agent in immediately available Dollars prior to 12:00 o'clock P.M. on any Business Day shall, to the extent owing to the Lenders other than the Agent, be sent by wire transfer by the Agent to any such other Lenders (in each case, without deduction for any claim, defense or offset of any type) before 3:00 o'clock P.M. on the same Business Day. Each such wire transfer shall be addressed to each Lender in accordance with the wire instructions set forth in EXHIBIT 1.9 hereto. The amount of each payment wired by the Agent to each such Lender shall be such amount as shall be necessary to provide such Lender with its Pro Rata Share of such payment (without consideration or use of any contra accounts of any Lender), or with such other amount as may be owing to such Lender in accordance with this Agreement (in each case, without deduction for any claim, defense or offset of any type). Each such wire transfer shall be sent by the Agent only after the Agent has received immediately available Dollars from or on behalf of Borrower and each such wire transfer shall provide each Lender receiving same with immediately available Dollars on receipt by such Lender. Any such payments of immediately available Dollars received by the Agent after 12:00 o'clock P.M. and before 3:00 o'clock P.M. on any Business Day shall be forwarded in the same manner by the Agent to such Lender(s) as soon as practicable on said Business Day, and if any such payments of immediately available Dollars are received by the Agent after 3:00 o'clock P.M. on a Business Day, the Agent shall so forward same to such Lender(s) before 10:00 o'clock A.M. on the immediately succeeding Business Day.

          SECTION 2.5.2. SETOFF, ETC.. Regardless of the adequacy of any collateral for any of the Obligations, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the Obligations due and owing by Borrower.. Each such Lender agrees to promptly notify Borrower and the Agent after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Promptly following any notice of setoff received by the Agent from a Lender pursuant to the foregoing, the Agent shall notify each other Lender thereof. The rights of each Lender under this SECTION 2.5.2 are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have and are subject to SECTION 9.12.

          SECTION 2.5.3. UNCONDITIONAL OBLIGATIONS AND NO DEDUCTIONS. The Borrower's obligation to make all payments provided for in this Agreement and the other Financing Documents when due shall be unconditional. Each such payment shall be made when due without deduction for any claim, defense or offset of any type, including without limitation any withholdings and other deductions on account of income or other taxes and regardless of whether any claims, defenses or offsets of any type exist.

               SECTION 2.5.3.2.

     (a) Any and all payments by Borrower to or for the account of any Lender or the Agent hereunder or under any other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its applicable lending office) or the Agent (as the case may be) is organized or any political subdivision thereof, (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Financing Document to any Lender or the Agent,(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.5.3.2) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to the Agent, at its address referred to in SECTION 9.6 hereof, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Financing Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 2.5.3.2) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and the Agent with (i) a properly completed Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) a properly completed Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States backup withholding, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Financing Documents.

     (e) For any period with respect to which a Lender has failed to provide Borrower and the Agent with the appropriate form pursuant to Section 2.5.3.2(d) hereof (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 2.5.3.2(a) OR 2.5.3.2(b) hereof with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request and at such Lender's cost to assist such Lender to recover such Taxes.

     (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.5.3.2, then such Lender will agree to use reasonable efforts to change the jurisdiction of its applicable lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender. Alternatively, in the event of such an additional cost, Borrower shall have the right to substitute another bank satisfactory to the Agent, and the Agent and such Lender shall use reasonable efforts at no cost to the Agent and such Lender to assist Borrower to locate and effect the substitution in favor of such substitute bank. Any such substitution shall take place in accordance with SECTION 9.11 and shall otherwise be on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, Borrower shall continue to pay such additional costs. Upon any such substitution, Borrower shall pay or cause to be paid to the Lender that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender and such Lender will be released from liability hereunder.

     (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION
2.5.3.2 shall survive until the first anniversary of the Repayment Date.

     (i) If Borrower makes any additional payment to any Lender pursuant to this
SECTION 2.5.3.2 in respect of any Taxes, and such Lender determines that it has received (i) a refund of such Taxes, or (ii) a credit against, relief or remission for, or a reduction in the amount of, any tax or other governmental charge as a result of any deduction or credit for any Taxes with respect to which it has received payments under this SECTION 2.5.3.2, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to Borrower such amount as shall be reasonably determined by such Lender to be solely attributable to the deduction or withholding of such Taxes. If such Lender later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this SECTION 2.5.3.2(I), Borrower shall upon demand of such Lender promptly repay the amount of such overpayment. Nothing in this SECTION 2.5.3.2(I) shall be construed as requiring such Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of such Lender.

     SECTION 2.6. PREPAYMENT AND CERTAIN PAYMENTS.

          SECTION 2.6.1. MANDATORY PAYMENTS.

               SECTION 2.6.1.1. In addition to each other principal payment required hereunder, the outstanding principal balances of the Term Loans shall be repaid on the Term Loan Repayment Date and the outstanding principal balances of the Revolving Credit Loans shall be repaid on the Revolving Credit Repayment Date.

               SECTION 2.6.1.2. EXCESS CASH FLOW. On or before the ninetieth
(90th) day after the end of each of Borrower's fiscal years ending after January 1, 2001, if at the end of any such Fiscal Period, the Leverage Ratio is on the last day of any Borrower fiscal quarter greater than 2.0:1, Borrower shall prepay to Agent for the accounts of Lenders in accordance with their Pro Rata Shares an amount of the outstanding principal balances of the Term Loans equal to (i) fifty percent (50%) of the amount, if any, of Excess Cash Flow for such Fiscal Period. Such prepayments shall be in addition to any and all other mandatory and voluntary prepayments required or permitted hereunder and shall be applied to the principal installments of the Term Loans in the inverse order of their maturities.

               SECTION 2.6.1.3. In the event that Borrower or any Subsidiary is entitled to receive, collectively, proceeds from any casualty insurance policies maintained by any of them on account of any interest of Borrower and/or any Subsidiary in any property, which proceeds are in an amount in excess of $250,000 with respect to any occurrence or related series of occurrences in any 12-month period, such proceeds shall be received by the Agent and, to the extent that such proceeds result from a casualty to property of Borrower and/or any Subsidiary, so long as no Default or Event of Default exists and is continuing and Borrower elects to repair, replace or restore such property, such proceeds shall be released to Borrower subject to reasonable procedures and conditions established by the Agent to the extent necessary to so repair, replace or restore such property within 3 months (or as soon as reasonably practicable if such restoration, replacement or repair is not susceptible to being completed within 3 months) from the date of receipt of such proceeds by the Agent and to the extent such proceeds are not so used or do not result from such a casualty, Borrower shall make a prepayment of the Term Loans for the accounts of the Lenders in accordance with their Pro Rata Shares upon written notice from the Agent given within ten (10) Business Days following the determination that a prepayment is due hereunder. All such payments shall be applied to the principal installments of the Term Loans in the inverse order of their maturities.

               SECTION 2.6.1.4. In the event that Borrower and/or any Subsidiary sells, assigns or otherwise transfers title to any assets (tangible or intangible), other than (i) in the ordinary course of its business, or (ii) assets consisting of the Virsim product line, for aggregate net cash proceeds in excess of $100,000 in any fiscal year or in excess of $500,000 in the aggregate since October 2, 1998, Borrower and/or such Subsidiary shall remit 100% of the net cash proceeds of any sale, assignment or other transfer which are in excess of such amounts to the Agent for the accounts of the Lenders in accordance with their Pro Rata Shares to be applied to the principal installments of the Term Loans in the inverse order of their maturities within 90 days of the date of Borrower's or any Subsidiary's receipt of such net cash proceeds; provided, however, that Borrower may sell any asset (tangible or intangible) which is obsolete, worn-out or no longer used or useful, or to be used, in Borrower's business and Borrower may use the proceeds of such sale to purchase other assets (tangible or intangible) which are, or will be, useful or necessary in the operation of Borrower's business and if, and to the extent, so used, Borrower will not be required to make a prepayment hereunder.

               SECTION 2.6.1.6. If at any time the aggregate principal amount of the Revolving Credit Loans plus the aggregate stated amount of any outstanding Letters of Credit and unreimbursed amounts thereunder shall exceed the Revolving Credit Loan Commitment, Borrower shall immediately pay to the Agent in immediately available Dollars the amount of such excess.

               SECTION 2.6.1.7. In the event that any payment or prepayment of a Libor Loan under this SECTION 2.6.1 is received on a date other than the last day of an Interest Period, and after applying such payment or prepayment to any portion of the Term Loans consisting of a Prime Rate Loan, such payment or prepayment shall be held by the Agent in a separate account and be pledged to the Agent as collateral for the Obligations of Borrower arising in connection with the Financing Documents until the last day of the then current Interest Period, at which time the Agent shall apply such payment or prepayment, for the account of the Lenders in accordance with their Pro Rata Shares, to the outstanding Libor Loans, for which such day is an Interest Adjustment Date.

               SECTION 2.6.2. VOLUNTARY PREPAYMENTS. All or any portion of the unpaid principal balance of the Loans (other than portions of any Loans constituting Libor Loans) may be prepaid at any time, without premium or penalty (other than amounts due under Section 2.9.5,) by giving the Agent at least 3 days' prior written notice of such prepayment and by a payment to the Agent for the accounts of the Lenders in accordance with their Pro Rata Shares of such prepayment in immediately available Dollars by Borrower; provided that each such partial payment or prepayment of principal of the Loans shall be in a principal amount of at least $400,000 or an integral multiple of $100,000 in excess thereof and provided further that each such prepayment of the Term Loans shall be applied to the principal installments of the Term Loans in the inverse order of their maturities.

               SECTION 2.6.3. PREPAYMENT OF LIBOR LOANS.Notwithstanding anything to the contrary contained in any Note or in any other agreement executed in connection herewith or therewith, Borrower shall be permitted to prepay any portion of the Loans constituting Libor Loans only in accordance with SECTION
2.9 hereof.

               SECTION 2.6.4. PERMANENT REDUCTION OF COMMITMENT. At Borrower's option the Commitment and the Revolving Credit Loan Commitment may be permanently and irrevocably reduced in whole or in part by an amount of at least $400,000 and to the extent in excess thereof in integral multiples of $100,000 at any time; provided that (i) Borrower gives the Agent written notice of the exercise of such option at least three (3) Business Days prior to the effective date thereof, (ii) the aggregate outstanding balance of the Loans, if any, does not exceed the Commitment and the aggregate outstanding balance of the Revolving Credit Loans, plus the aggregate outstanding amount of any Letters of Credit or Letter of Credit Agreement and any unreimbursed drawn amounts thereunder, if any, does not exceed the Revolving Credit Loan Commitment, both as so reduced in any such case on the effective date of such reduction and (iii) Borrower is not, and after giving effect to such reduction, would not be in violation of SECTION
2.6.3. Any such reduction shall concurrently reduce the Dollar amount of each Lender's Pro Rata Share of the Commitment and the Revolving Credit Loan Commitment.

     SECTION 2.7. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of fees, if any, and interest under this Agreement and under such Note.

     SECTION 2.8. USE OF PROCEEDS. (a) The Borrower shall use the proceeds of the Revolving Credit Loans for Borrower's working capital needs and for Investments permitted by SECTION 5.2.12. The Borrower shall obtain any Letters of Credit solely for working capital and general corporate purposes.

                  (b) No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of
(a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible

Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or
(c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a
Section 20 Subsidiary and issued by or for the benefit of Borrower or any Subsidiary or other Affiliate of Borrower.

     SECTION 2.9. SPECIAL LIBOR LOAN PROVISIONS. The Libor Loans shall be subject to and governed by the following terms and conditions:

          SECTION 2.9.1. REQUESTS. Each Request accompanied by an Interest Rate Election selecting the Libor Rate must be received by the Agent in accordance with the definition of Interest Rate Election.

          SECTION 2.9.2. LIBOR LOANS UNAVAILABLE. Notwithstanding any other provision of this Agreement, if, prior to or on the date on which all or any portion of the Loans is to be made as or converted into a Libor Loan, any of the Lenders (or the Agent with respect to (ii) below) shall reasonably determine (which determination shall be conclusive and binding on Borrower), that

          (i) Dollar deposits in the relevant amounts and for the relevant Interest Period are not offered to such Lender in the London interbank market,

          (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate, or

          (iii) the Adjusted Libor Rate shall no longer represent the effective cost to such Lender for Dollar deposits in the London interbank market for reasons other than the fact, standing alone, that the Adjusted Libor Rate is based on an averaging of rates determined by the Agent and that such Lender's rate may exceed such average, such Lender may elect not to accept any Interest Rate Election electing a Libor Loan and such Lender shall notify the Agent by telephone or telex thereof, stating the reasons therefor, not later than the close of business on the second Business Day prior to the date on which such Libor Loan is to be made. The Agent shall promptly give notice of such determination and the reason therefor to Borrower, and all or such portion of the Loans, as the case may be, which are subject to any of SECTION 2.9.2 (i), (ii) through (iii) as a result of such Lender's determination shall be made as or converted into, as the case may be, Prime Rate Loans and such Lender shall have no further obligation to make Libor Loans, until further written notice to the contrary is given by the Agent to Borrower. If such circumstances subsequently change so that such Lender shall no longer be so affected, such Lender's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Lender obtains actual knowledge of such change of circumstances and promptly after obtaining such actual knowledge such Lender shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof to Borrower. Upon or after receipt by

Borrower of such written notice, Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Lenders' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Lenders' or Lender's Pro Rata Share(s) of the Loans as to which such Lender's or Lenders' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Lenders has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Lender(s), but shall be effective as to the other Lenders.

          SECTION 2.9.3. LIBOR LENDING UNLAWFUL. In the event that any change in applicable laws or regulations (including the introduction of any new applicable law or regulation) or in the interpretation thereof (whether or not having the force of law) by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any of the Lenders to make or continue to maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans, each such Lender shall promptly notify the Agent by telephone or telex thereof, and of the reasons therefor, and the obligation of such Lender to make or maintain its Pro Rata Share of the Loans or such portion thereof as Libor Loans shall, upon the happening of such event, terminate and the Agent shall, by telephonic notice to Borrower, declare that such obligation has so terminated with respect to such Lender, and such Pro Rata Share of the Loans or any portion thereof to the extent then maintained as Libor Loans, shall, on the last day on which such Lender can lawfully continue to maintain such Pro Rata Share of the Loans or any portion thereof as Libor Loans, automatically convert into Prime Rate Loans without additional cost to Borrower. If circumstances subsequently change so that such Lender shall no longer be so affected, such Lender's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Lender obtains actual knowledge of such change of circumstances, and promptly after obtaining such actual knowledge such Lender shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof Borrower. Upon or after receipt by Borrower of such written notice, Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Lenders' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Lenders' or Lender's Pro Rata Share(s) of the Loans as to which such Lender's or Lenders' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Lenders has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Lender(s), but shall be effective as to the other Lenders.

          SECTION 2.9.4. ADDITIONAL COSTS ON LIBOR LOANS. The Borrower further agrees to pay to the Agent for the account of the applicable Lender or Lenders such amounts as will compensate any of the Lenders for any increase in the cost to such Lender of making or maintaining (or of its obligation to make or maintain) all or any portion of its Pro Rata Share of the Loans as Libor Loans and for any reduction in the amount of any sum receivable by such Lender under this Agreement in respect of making or maintaining all or any portion of such Lender's Pro Rata Share of the Loans as Libor Loans, in either case, from time to time by reason of:

               (i) any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender, under or pursuant to any law, treaty, rule, regulation (including, without limitation, any Regulations of the Board of Governors of the Federal Reserve System) or requirement in effect on or after the date hereof, any interpretation thereof by any governmental authority charged with administration thereof or by any central bank or other fiscal or monetary authority or other authority, or any requirement imposed by any central bank or such other authority whether or not having the force of law but excluding any amount included in any Reserve Percentage (as defined in the definition of Adjusted Libor Rate); or

               (ii) any change in (including the introduction of any new) applicable law, treaty, rule, regulation or requirement or in the interpretation thereof by any official authority, or the imposition of any requirement of any central bank, whether or not having the force of law, which shall subject such Lender to any tax (other than taxes on net income imposed on such Lender), levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever or change the taxation of such Lender with respect to making or maintaining all or any portion of its Pro Rata Share of the Loans as Libor Loans and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income of such Lender); provided, that with respect to any withholding the foregoing shall not apply to any withholding tax described in sections 1441, 1442 or 3406 of the Code, or any succeeding provision of any legislation that amends, supplements or replaces any such section, or to any tax, levy, impost, duty, charge, fee, deduction or withholding that results from any noncompliance by a Lender with any federal, state or foreign law or from any failure by a Lender to file or furnish any report, return, statement or form the filing or furnishing of which would not have an adverse effect on such Lender and would eliminate such tax, impost, duty, deduction or withholding;

In any such event, such Lender shall promptly notify the Agent thereof, and of the reasons therefor, and the Agent shall promptly notify Borrower thereof in writing stating the reasons provided to the Agent by such Lender therefor and the additional amounts required to fully compensate such Lender for such increased or new cost or reduced amount as reasonably determined by such Lender. Such additional amounts shall be payable on each date on which interest is to be paid hereunder or, if there is no outstanding principal amount under any of the Notes, within ten (10) Business Days after Borrower's receipt of said notice. Such Lender's certificate as to any such increased or new cost or reduced amount (including calculations, in reasonable detail, showing how such Lender computed such cost or reduction) shall be submitted by the Agent to Borrower and shall, in the absence of manifest error, be presumptively correct. In determining any such amount, the Lender(s) may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary set forth above, Borrower shall not be obligated to pay any amounts pursuant to this SECTION 2.9.4 as a result of any requirement or change referenced above with respect to any period prior to the one hundred and eightieth (180th) day prior to the date on which Borrower is first notified thereof (other than any amounts which relate to any such requirement or change which is adopted with retroactive effect in which case Borrower shall be obligated to pay all such amounts accrued from the date as of which such requirement or change is retroactively effective).

               SECTION 2.9.5. LIBOR FUNDING LOSSES. In the event that any payment or prepayment of a Libor Loan is received on a date other than the last day of an Interest Period, such payment or prepayment shall, at the request of Borrower, be held by the Agent in a separate interest bearing account and be pledged to the Agent as collateral for the obligations of Borrower arising in connection with this Agreement, the Notes and the other Financing Documents until the end of the then current Interest Period, at which time the Agent shall apply such payment or prepayment, for the accounts of the Lenders in accordance with their Pro Rata Shares, to the outstanding Libor Loans. Notwithstanding the foregoing, in the event Borrower does not request the Agent to hold prepayment funds as described in the preceding sentence, and any of the Lenders shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain all or any portion of the Loans as Libor Loans) as a result of:

               (i) payment or prepayment by Borrower of all or any portion of any Libor Loan on a date other than the Interest Adjustment Date for such Libor Loan, for any reason; provided, however that this clause shall not be deemed to grant Borrower any right to convert a Libor Loan to a Prime Rate Loan prior to the end of any Interest Period or to imply such right;

               (ii) conversion of all or any portion of any Libor Loan on a day other than the last day of an Interest Period applicable to such Loan to a Prime Rate Loan for any reason including, without limitation, acceleration of the Loans upon or after an Event of Default, any Interest Rate Election or any other cause whether voluntary or involuntary and whether or not referred to or described in this Agreement, other than any such conversion resulting solely from application of SECTIONS 2.9.2 or 2.9.3 by any Lender; or

               (iii) any failure by Borrower to borrow the Loans as Libor Loans on the date specified in any Interest Rate Election selecting the Libor Rate, other than any such failure resulting solely from application of SECTIONS 2.9.2 or 2.9.3 by any Lender;

such Lender shall promptly notify the Agent thereof, and of the reasons therefor. Upon the request of the Agent, Borrower shall pay directly to the Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender, which shall be conclusive in the absence of manifest error) reimburse such Lender for such loss or expense. Each Lender shall furnish to Borrower, upon written request from Borrower received by the Agent, a written statement setting forth the computation of any such amounts payable to such Lender under this SECTION 2.9.5.

               SECTION 2.9.6. BANKING PRACTICES. Each Lender agrees that upon the occurrence of any of the events described in SECTIONS 2.2.3 and/or 2.9.2,
2.9.4 or 2.9.5, such Lender will exercise all reasonable efforts to take such reasonable actions at no expense to such Lender (other than reasonable expenses which are covered by Borrower's advance deposit of funds with such Lender for such purpose, or if such Lender agrees, which Borrower has agreed to pay or reimburse to such Lender in full upon demand), in accordance with such Lender's usual banking practices in such situations and subject to any statutory or regulatory requirements applicable to such Lender, as such Lender may take without the consent or participation of any other Person to, in the case of an event described in SECTIONS 2.2.3 and/or 2.9.4 or 2.9.5, mitigate the cost of such events to Borrower and, in the case of an event described in SECTIONS 2.9.2(I), (II) or (III), to seek Dollar deposits in any other interbank Libor market in which such Lender regularly participates and in which the applicable determination(s) described in SECTIONS 2.9.2(I), (II) or (III), as the case may be, does not apply.

               SECTION 2.9.7. BORROWER'S OPTIONS ON UNAVAILABILITY OR INCREASED COST OF LIBOR LOANS. In the event of any conversion of all or any portion of any Lender's Pro Rata Share of any Libor Loans to a Prime Rate Loan for reasons beyond Borrower's control or in the event that any Lender's Pro Rata Share of all or any portion of the Libor Loans becomes subject, under SECTIONS 2.9.4 or 2.9.5, to additional costs, Borrower shall have the option, subject to the other terms and conditions of this Agreement, to convert such Lender's Pro Rata Share to a Prime Rate Loan by making Interest Rate Elections for Interest Periods which (i) end on the Interest Adjustment Date for such Libor Loan or (ii) end on Business Days occurring prior to such Interest Adjustment Date, in which case, at the end of the last of such Interest Periods any such Libor Rate Loan shall automatically convert to a Prime Rate Loan and Borrower shall have no further right to make an Interest Rate Election with respect to such Prime Rate Loan other than an Interest Rate Election which is effective on the Interest Adjustment Date for such Libor Loan. The Borrower's options set forth in this
SECTION 2.9.7 may be exercised, if and only if Borrower pays, concurrently with delivery to the Agent of each such Interest Rate Election and thereafter in accordance with SECTIONS 2.9.4, 2.9.5 and 2.9.6 all amounts provided for therein to the Agent in accordance with this Agreement.

               If Borrower shall, as a result of the requirements of SECTION
2.9.4 above, be required to pay any Lender the additional costs referred to therein, but not be required to pay such additional costs to the other Lender or Lenders and Borrower, in its sole discretion, shall deem such additional amounts to be material or in the event that Libor Loans from a Lender are unavailable to Borrower as a result solely of the provisions of SECTIONS 2.9.2, 2.9.3 or 2.9.4, but are available from the other Lender or Lenders, Borrower shall have the right to substitute another bank satisfactory to the Agent for such Lender which is entitled to such additional costs or which is relieved from making Libor Loans and the Agent shall use reasonable efforts (with all reasonable costs of such efforts by the Agent to be borne by Borrower) to assist Borrower to locate such substitute bank. Any such substitution shall take place in accordance with
SECTION 9.11 and otherwise be on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, Borrower shall continue to pay such additional costs and comply with the above-referenced Sections. Upon any such substitution,

Borrower shall pay or cause to be paid to the Lender that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender and such Lender will be released from liability hereunder.

               SECTION 2.9.8. ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS. The calculation of all amounts payable to the Lenders under this SECTION 2.9 shall be made as though each Lender actually funded its relevant Libor Loans through the purchase of a deposit in the London interbank market bearing interest at the Libor Rate in an amount equal to that Libor Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, that each Lender may fund each of its Libor Loans in any manner it sees fit and the foregoing assumption shall be utilized solely for the calculation of amounts payable under this SECTION 2.9.

     SECTION 2.10. INTEREST RATE PROTECTION. Borrower shall maintain an interest rate protection arrangement covering as of the date of any determination thereof not less than fifty percent (50%) of the outstanding principal balance of the Term Loan. Such interest rate protection arrangement may consist of any one or a combination of the following: (i) the purchase of an interest rate swap arrangement from a financial institution reasonably acceptable to the Majority Lenders covering such Loans effectively converting Borrower's interest payment obligations with respect to such portion of the Term Loans to a fixed rate per annum satisfactory to the Majority Lenders for a term expiring not earlier than the second anniversary of the Closing Date or (ii) the purchase of an interest rate cap from a financial institution reasonably acceptable to the Majority Lenders covering such Loans at a cap rate per annum satisfactory to the Majority Lenders for a term expiring not earlier than the second anniversary of the Closing Date. The other terms and conditions of any such interest rate swap or interest rate cap shall be reasonably satisfactory to the Majority Lenders.


                                   ARTICLE III

                              CONDITIONS OF LENDING

     SECTION 3.1. CONDITIONS PRECEDENT TO THE COMMITMENT AND TO ALL LOANS.

          SECTION 3.1.1. THE COMMITMENT AND INITIAL LOANS. The Commitment and the obligation of the Lenders to make the initial Advances of the Loans and/or to issue any Letter of Credit or Letter of Credit Agreement are subject to performance by Borrower of all of Borrower's obligations under this Agreement and to the satisfaction of the conditions precedent that all legal matters incident to the transactions contemplated hereby or incidental to the Loans shall be reasonably satisfactory to counsel for the Agent, and that the Lenders shall have received on or before the Closing Date all of the following (other any items expressly deferred in writing, including those set forth in the Post-Closing Letter), each dated the Closing Date or another date acceptable to the Lenders and each to be in form and substance reasonably satisfactory to the

Agent or if any of the following is not a deliverable, the satisfaction of such condition in form and substance reasonably satisfactory to the Agent:

          SECTION 3.1.1.1. The Financing Documents, including, without limitation, those hereinafter set forth and Borrower's and any Subsidiary's certificate of incorporation or other organizational documents, by-laws and each agreement or instrument relating thereto.

          SECTION 3.1.1.2. Certificate of the secretary, clerk or similar officer of Borrower and each Subsidiary certifying as to the resolutions of the shareholders or board of directors of Borrower and each Subsidiary authorizing and approving each of the Financing Documents to which Borrower and each Subsidiary is a party and other matters contemplated hereby and certifying as to the names and signatures of the Authorized Representative(s) of Borrower and each Subsidiary authorized to sign each Financing Document to be executed and delivered by or on behalf of Borrower and each Subsidiary. The Agent and the Lenders may conclusively rely on each such certificate until the Agent shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Authorized Representative(s) named in such further certificate.

          SECTION 3.1.1.3. A favorable opinion of Hale and Dorr LLP, counsel for Borrower, in form and substance reasonably satisfactory to the Agent.

          SECTION 3.1.1.4. An Officer's Certificate stating that:

               SECTION 3.1.1.4.1. The representations and warranties contained in SECTION 4.1 and/or contained in any of the other Financing Documents are correct on and as of the Closing Date as though made on and as of such date; and

               SECTION 3.1.1.4.2. No Default or Event of Default has occurred and is continuing, or would result from the making of the Loans.

          SECTION 3.1.1.5. Certificates of good standing or legal existence of the secretaries of state (or equivalent officials) of the states (or jurisdictions) of organization and qualification of and covering Borrower dated reasonably near the Closing Date.

          SECTION 3.1.1.6. Payment to the Agent and the Lenders of any fees specified in this Agreement as being payable on the Closing Date and all reasonable out-of-pocket costs and expenses incurred by the Agent and Fleet in connection with the transactions contemplated hereby, including, but not limited to, reasonable outside legal expenses and any accounting fees, auditing fees, appraisal fees, and other fees associated with any independent analyses of Borrower and any Subsidiary and evidence that all other reasonable fees and costs payable by Borrower in connection with the transactions contemplated by the Financing Documents and completed on the Closing Date have been paid in full.

          SECTION 3.1.1.7. Such other information about Borrower, any Subsidiaries and/or their Business Condition as the Lenders may reasonably request.

          SECTION 3.1.1.8. Certificates of fire, business interruption, liability and extended coverage insurance policies, each such policy to name the Agent as mortgagee and loss payee and, on all liability policies, as additional insured.

          SECTION 3.1.1.9. True descriptions of any pending or threatened litigation against or by Borrower or any Subsidiary.

          SECTION 3.1.1.10. Evidence that all necessary material third party consents, if any, to this Agreement and/or the Loans have been obtained and remain in effect without the imposition of any terms or condition not reasonably acceptable to the Lenders and all required filings with any governmental authority have been duly completed.

          SECTION 3.1.1.11. The fact that the representations and warranties of Borrower contained in Article IV, INFRA, and in each of the other Financing Documents are true and correct in all material respects on and as of the Closing Date except as altered hereafter by actions not prohibited hereunder. The Borrower's delivery of each Note and Letter of Credit Agreement to the Lenders and of each Request to the Agent shall be deemed to be a representation and warranty by Borrower as of the date thereof to such effect.

          SECTION 3.1.1.12. That there has been no enactment of any law or regulation by any governmental authority which would make it (i) unlawful, (ii) prevent, (iii) restrain or (iv) impose conditions which the Lenders determine to be materially adverse, in any respect as to the foregoing, to the making of the Loans and/or the completion of the Related Transactions.

          SECTION 3.1.1.13. The Security Documents, after the completion of any required filings or recordations, will grant to the Agent perfected, first priority security interests or mortgages, as the case may be, with respect to the collateral identified therein and the Agent shall received the favorable opinion of counsel referred to in SECTION 3.1.1.3 above with respect to such perfection. The Agent shall also have received such searches, landlord consents, access agreements and/or title insurance commitments as reasonably requested by the Agent, all in form and substance reasonably satisfactory to the Agent and/or its counsel. Without limiting the generality of the foregoing, the Agent shall be reasonably satisfied with the terms and conditions of all real property leases in which Borrower and any Subsidiary has a leasehold interest, including the terms of such leaseholds and the assumability of the lessee's obligations thereunder upon the transfer of or foreclosure upon of Borrower's or any Subsidiary's leasehold interest.

          SECTION 3.1.1.14. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority which if adversely determined would reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.1.1.15. All information and materials supplied to the Agent prior to the date hereof shall be true and correct in all material aspects; and no additional information shall have come to the attention of the Agent or the Lenders that is inconsistent in any material respect with the information and materials supplied to the Agent prior to the date hereof or that would reasonably be expected to have a Material Adverse Effect.

          SECTION 3.1.2. THE COMMITMENT AND THE LOANS. The Commitment and the obligation of each Lender to make or maintain its Pro Rata Share of any Advance or Loan and/or to issue any Letter of Credit or Letter of Credit Agreement are subject to performance by Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions precedent:

          (a) The fact that, immediately prior to and upon the making of each Loan, no Event of Default or Default shall have occurred and be continuing;

          (b) The fact that the representations and warranties of Borrower contained in Article IV, INFRA and in each of the other Financing Documents, are true and correct in all material respects on and as of the date of each Advance or Loan except as altered hereafter by actions consented to or not prohibited hereunder and except for those which state that they are made as of a specified date. The Borrower's delivery of each Request to the Agent shall be deemed to be a representation and warranty by Borrower as of the date of such Advance or Loan as to the facts specified in SECTIONS 3.1.2(A) and (B);

          (c) Receipt by Agent on or prior to the Business Day specified in the definition of Interest Rate Election of a written Request stating the amount requested for the Loan or Advance in question and an Interest Rate Election for such Loan or Advance, all signed by a duly authorized officer of Borrower on behalf of Borrower;

          (d) That there exists no law or regulation by any governmental authority having jurisdiction over the Agent or any of the Lenders which would make it unlawful in any respect for such Lender to make its Pro Rata Share of the Loan or Advance, including, without limitation, Regulations U, T, and X of the Board of Governors of the Federal Reserve System; and

          (e) No Material Adverse Effect has occurred.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF BORROWER. The Borrower represents and warrants to the Agent and the Lenders that, after giving effect to the Loans and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loans) as follows:

          SECTION 4.1.1. ORGANIZATION AND EXISTENCE. The Borrower and any Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the state (or applicable jurisdiction) of its incorporation or organization and is duly qualified to do business in all jurisdictions in which such qualification is required, all as noted on EXHIBIT 4.1.1, except where failure to so qualify would not have a Material Adverse Effect, and has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under the Financing Documents.

          SECTION 4.1.2. AUTHORIZATION AND ABSENCE OF DEFAULTS. Except as described on EXHIBIT 4.1.2, the execution, delivery to the Agent and/or the Lenders and performance by Borrower and any Subsidiary of the Financing Documents to which it is a party have been duly authorized by all necessary corporate and governmental action and do not and will not (i) require any consent or approval of the shareholders or board of directors of Borrower or any Subsidiary which has not been obtained, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the board of governors of the federal reserve system), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower and/or any Subsidiary and/or the articles of organization or by-laws, as applicable, of Borrower and/or any Subsidiary, (iii) result in a material breach of or constitute a material default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower and/or any Subsidiary is or are a party or parties or by which it or they or its or their properties may be bound or affected; or
(iv) result in, or require, the creation or imposition of any Lien on any of Borrower's and/or any Subsidiary's respective properties or revenues other than Liens granted to the Agent by any of the Financing Documents securing the Obligations. The Borrower and any Subsidiary are in compliance with all such applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations or awards or any such indentures, other agreements, leases or instruments, except where the failure to be in compliance does not have a Material Adverse Effect.

          SECTION 4.1.3. ACQUISITION OF CONSENTS. Except as noted on EXHIBIT 4.1.3, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those which have been obtained, is or will be necessary to the valid execution and delivery to the Agent and/or the Lenders or performance by Borrower or any Subsidiary of any Financing Documents and each of the foregoing which has been obtained is in full force and effect except where the failure to obtain such authorizations, consents, approvals, licenses, exemptions or filings would not have a Material Adverse Effect.

          SECTION 4.1.4. VALIDITY AND ENFORCEABILITY. Each of the Financing Documents to which Borrower or any Subsidiary is a party when delivered hereunder will constitute the legal, valid and binding obligations of each of Borrower and any Subsidiary which is or are a party thereto enforceable against Borrower, and any Subsidiary which is or are a party thereto in accordance with their respective terms except as the enforceability thereof may be limited by the effect of general principles of equity and bankruptcy and similar laws affecting the rights and remedies of creditors generally.

          SECTION 4.1.5. FINANCIAL INFORMATION. The following information with respect to Borrower has heretofore been furnished to the Agent:

               SECTION 4.1.5.1. Audited annual financial statements of Viewlogic Systems, Inc. for the period ended December 31 1999 and unaudited consolidated financial statements of Innoveda and its Subsidiaries for the period ended March 31, 2000;

               SECTION 4.1.5.2. Interim, consolidated balance sheets of Innoveda and its Subsidiaries as of the end of the most recent fiscal quarter prior to the Closing for which such statements are available and the related statements of income, such balance sheets and statements have been prepared and certified by an Authorized Representative in an Officer's Certificate as having been prepared in accordance with GAAP except for footnotes and year-end adjustments;

               SECTION 4.1.5.3. The Budget.

               SECTION 4.1.5.4. A COPY OF BORROWER'S FORM 10Q REPORT MOST RECENTLY FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

               Each of the financial statements referred to above in SECTION
4.1.5.1 and 4.1.5.2 was prepared in accordance with GAAP (subject, in the case of interim statements, to the absence of footnotes and normal year-end adjustments) applied on a consistent basis, except as stated therein. To the best of Borrower's knowledge, each of the financial statements referred to above in SECTIONS 4.1.5.1, 4.1.5.2 and 4.1.5.4 fairly presents the financial condition or pro forma financial condition, as the case may be, of the Person being reported on at such dates and is complete and correct in all material respects and no Material Adverse Effect has occurred since the date thereof. The Projections were prepared by Borrower in good faith.

          SECTION 4.1.6. NO LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower and/or any Subsidiary or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to Borrower and/or any Subsidiary would draw into question the legal existence of Borrower and/or any such Subsidiary and/or the validity, authorization and/or enforceability of any of the Financing Documents and/or any provision thereof and/or would reasonably be expected to have a Material Adverse Effect except those matters, if any, described on EXHIBIT 4.1.6 none of which, in Borrower's good faith opinion, will (i) have such Material Adverse Effect or (ii) draw into question (a) the legal existence of Borrower and/or any such Subsidiary or (b) the validity, authorization and/or enforceability of any of the Financing Documents and/or any provision thereof.

          SECTION 4.1.7. REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR Part 221) ("Regulation U"), and does not own and has no present intention of acquiring any such margin stock or a "margin security" within the meaning of Regulation U. None of the proceeds of the

Loans will be used directly or indirectly by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any such margin security or margin stock or for any other purpose which might constitute the transaction contemplated hereby a "purpose credit" within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities and Exchange Act of 1934, as amended, or any rules or regulations promulgated under either said statute.

          SECTION 4.1.8. ABSENCE OF ADVERSE AGREEMENTS. Neither Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any corporate or partnership restriction which would have a Material Adverse Effect.

          SECTION 4.1.9. TAXES. The Borrower and each Subsidiary has filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for those taxes, if any, which are being contested in good faith and by appropriate proceedings, and for which proper reserve or other provision has been made in accordance with GAAP and except where any failure to file or pay would not have a Material Adverse Effect on Borrower or any Subsidiary and except as described in EXHIBIT 4.1.9.

          SECTION 4.1.10. ERISA. Borrower and any Commonly Controlled Entity do not maintain or contribute to any Plan which is not in substantial compliance with ERISA, or any Single Employer Plan which has incurred any accumulated funding deficiency within the meaning of sections 412 and 418 of the Code or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. Borrower and any Commonly Controlled Entity have not incurred any liability to the PBGC in connection with any Plan covering any employees of Borrower or any Commonly Controlled Entity in amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate or ceased operations at any facility or withdrawn from any Plan in a manner which could subject any of them to liability under sections 4062(e), 4063 or 4064 of ERISA in amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate, and know of no facts or circumstance which might give rise to any liability of Borrower or any Commonly Controlled Entity to the PBGC under Title IV of ERISA in amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate. Borrower and any Commonly Controlled Entity have not incurred any withdrawal liability in amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate (including but not limited to any contingent or secondary withdrawal liability) within the meaning of sections 4201 and 4202 of ERISA, to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances known to Borrower, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to a Multiemployer Plan in amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate.

          Except for payments for which the minimum funding requirement has been waived under Section 412 of the Code, full payment has been made of all amounts which Borrower and any Commonly Controlled Entity are required to have paid as contributions to any

Plan under applicable law or under any plan or any agreement relating to any Plan to which Borrower or any Commonly Controlled Entity is a party. Borrower and each Commonly Controlled Entity have made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Plan or related agreements.

          Neither Borrower nor any Commonly Controlled Entity has any knowledge, nor do any of them have any reason to believe, that any Reportable Event which could result in a liability or liabilities of Fifty Thousand Dollars ($50,000) or more in the aggregate has occurred with respect to any Plan.

          Neither Borrower nor any Commonly Controlled Entity maintain, contributes to, or is required to make or accrue a contribution or has within any of the six preceding years maintained, contributed to or been required to make or accrue a contribution to any Plan subject to regulation under Title IV of ERISA, any Plan that is subject to the minimum funding requirements of
Section 412 of the Code or Section 302 of ERISA, or any Multiemployer Plan.

          SECTION 4.1.11. OWNERSHIP OF PROPERTIES.

               SECTION 4.1.11.1. Except for Permitted Encumbrances, Borrower and any Subsidiary has good title to all of its properties and assets free and clear of all restrictions and Liens of any kind other than those which could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the validity, authorization and/or enforceability of the Financing Documents and/or any provision thereof.

               SECTION 4.1.11.2. EXHIBIT 4.1.11 accurately and completely lists the location of all real property owned or leased by Borrower or any Subsidiary organized under to the laws of any state in the United States. Borrower and each such Subsidiary enjoys quiet possession under all material leases of real property to which it is a party as a lessee, and all of such leases are valid, subsisting and, to Borrower's knowledge, in full force and effect.

               SECTION 4.1.11.3. Except as set forth in EXHIBIT 4.1.11, all of the material properties used in the conduct of Borrower's and each Subsidiary's business (i) are in good repair, working order and condition (reasonable wear and tear excepted) and reasonably suitable for use in the operation of Borrower's, and each Subsidiary's business; and (ii) to Borrower's knowledge are currently operated and maintained, in all material respects, in accordance with the requirements of applicable governmental authorities.

          SECTION 4.1.12. ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of Borrower's representations or warranties set forth in this Agreement or in any document or certificate furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading; except that unless provided otherwise any such document or certificate speaks as of the date stated and not the present.

          SECTION 4.1.13. NO INVESTMENT COMPANY. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, which is required to register thereunder.

          SECTION 4.1.14. SOLVENCY, ETC. After giving effect to the consummation of each Loan outstanding and to be made under this Agreement as of the time this representation and warranty is given, Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property in the aggregate having a value both at fair valuation and at fair saleable value in the ordinary course of Borrower's business greater than the amount required to pay its Indebtedness, including for this purpose its probable liabilities associated with unliquidated and disputed claims. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement and the consummation of any transactions contemplated herein.

          SECTION 4.1.15. OWNERSHIP INTERESTS. The schedule of ownership interests in each of the Subsidiaries of Innoveda set forth in EXHIBIT 1.1 is true, accurate and complete as of the date of this Agreement

          SECTION 4.1.16. LICENSES, REGISTRATIONS, COMPLIANCE WITH LAWS, ETC. Other than as set forth on EXHIBIT 4.1.16, the Borrower and each of the Subsidiaries have obtained all Governmental Approvals material to the carrying out of Borrower's and each of the Subsidiaries' businesses as presently conducted, each of which is in full force and effect, is duly issued in the name of, or validly assigned to Borrower or a Subsidiary, and Borrower or a Subsidiary, as the case may be, has full power and authority to operate under each such Governmental Approval, except where the failure to have any such Governmental Approvals could have a Material Adverse Effect. There is no material violation or material failure of compliance or, to Borrower's knowledge, allegation of such violation or failure of compliance on the part of Borrower or any Subsidiary with any Governmental Approval, and there is no action, proceeding or investigation pending or to the knowledge of Borrower threatened nor has Borrower or any Subsidiary received any notice of such which could reasonably be expected to result in the termination or suspension of any Governmental Approval which in any case could have a Material Adverse Effect.

          SECTION 4.1.17. PRINCIPAL PLACE OF BUSINESS; BOOKS AND RECORDS. The Borrower's chief executive offices are located at Borrower's addresses set forth in SECTION 9.6. All of Borrower's books and records are kept at one or more of its addresses set forth in SECTION 9.6 or in EXHIBIT A to the Security Agreement of even date herewith executed by Borrower in favor of the Agent.

          SECTION 4.1.18. SUBSIDIARIES. The Borrower has only the Subsidiaries identified on EXHIBIT 1.1, and except as identified on EXHIBIT 1.1 no such Subsidiary is a Material Foreign Subsidiary.

          SECTION 4.1.19. COPYRIGHT. Except as set forth in EXHIBIT 4.1.19 Borrower has not violated in any material respect any of the provisions of the Copyright Revision Act of 1976, 17 U.S.C. 101, ET SEQ. The Borrower has filed all registration statements, notices and statements of account and all necessary supplements and adjustment schedules thereto with the United States Copyright Office and has made all payments to the United States Copyright Office to obtain and maintain those copyrights which it has registered with the United States Copyright Office. EXHIBIT 4.1.19 accurately and completely sets forth all registered copyrights held by Borrower or any of the Subsidiaries and contains exceptions to the representations contained in this SECTION 4.1.19. To the knowledge of Borrower, no inquiries regarding any such filings have been received by the Copyright Office.

          SECTION 4.1.20. ENVIRONMENTAL COMPLIANCE. Neither Borrower nor, to the knowledge of Borrower, any other Person:

               SECTION 4.1.20.1. has caused, permitted, or suffered to exist any Hazardous Material to be spilled, placed, held, located or disposed of on, under, or about, any of the facilities owned, leased or used by Borrower (the "Premises"), or from the Premises into the atmosphere, any body of water, any wetlands, or on any other real property which would reasonably be expected to result in a material liability of Borrower, nor to Borrower's knowledge does any Hazardous Material exist on, under or about the Premises other than as disclosed on EXHIBIT 4.1.20, or in respect of Hazardous Material used or disposed of in compliance with law;

               SECTION 4.1.20.2. has any knowledge that any of the Premises has ever been used (whether by Borrower or, to the knowledge of Borrower, by any other Person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Waste as defined in 42 U.S.C.A. 6901, ET SEQ. (the Resource Recovery and Conservation Act); and

               SECTION 4.1.20.3. except as disclosed to the Agent, has any knowledge of any notice of violation, Lien or other notice issued by any governmental agency with respect to the environmental condition of the Premises or any other property owned, leased or operated by Borrower, or any other property which was included in the property description of the Premises or such other real property within the preceding three years which could reasonably be expected to result in a material liability of Borrower.

          SECTION 4.1.21. MATERIAL AGREEMENTS, ETC. EXHIBIT 4.1.21 attached hereto accurately and completely lists all material agreements to which Borrower or any of the Subsidiaries are a party including without limitation all material software licenses, and all material construction, engineering, consulting, employment, management, operating and related agreements, if any, which are presently in effect for which the termination prior to the stated term thereof would reasonably be expected to have a Material Adverse Effect. All of the material agreements to which Borrower or any Subsidiary is a party, are legally valid and binding with respect to Borrower and its Subsidiaries, and, to Borrower's knowledge, in full force and effect and neither Borrower, any of the Subsidiaries nor, to Borrower's knowledge, any other parties thereto are in material default thereunder except for any defaults which could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 4.1.22. PATENTS, TRADEMARKS AND OTHER PROPERTY RIGHTS. EXHIBIT
4.1.22 attached hereto contains a complete and accurate schedule of all registered trademarks, registered copyrights and patents of Borrower and/or any of the Subsidiaries, and pending applications therefor, and all other intellectual property in which Borrower and/or any of the Subsidiaries has any rights and which is material to the conduct of Borrower's business, other than "off-the shelf" software which is generally available to the general public at retail. Except as set forth in EXHIBIT 4.1.22, Borrower and any Subsidiaries own, possess, or have licenses to use all the patents, trademarks, service marks, trade names, copyrights and non-governmental licenses, and all rights with respect to the foregoing, reasonably necessary for the conduct of their respective businesses as now conducted, without, to Borrower's knowledge any conflict with the rights of others with respect thereto.


          SECTION 4.1.23. MATERIAL ADVERSE EFFECT. No Material Adverse Effect has occurred and there exists no action, suit, investigation, litigation or proceeding pending or threatened in writing in any court or before any arbitrator or governmental or regulatory agency or authority that could reasonably be expected to result in a Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

     SECTION 5.1. AFFIRMATIVE COVENANTS OF BORROWER OTHER THAN REPORTING REQUIREMENTS. From the date hereof and thereafter for so long as there is Indebtedness of Borrower to any Lender and/or the Agent under any of the Financing Documents or any part of the Commitment is in effect, Borrower will, with respect to itself and, unless noted otherwise below, with respect to each of its Subsidiaries, ensure that each Subsidiary will, unless the Majority Lenders shall otherwise consent in writing:

          SECTION 5.1.1. PAYMENT OF TAXES, ETC. Pay and discharge all taxes and assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for the same which, if unpaid, might become a Lien upon any of its properties, provided that (unless and until foreclosure, restraint, sale or any similar proceeding is pending and is not stayed, discharged or bonded within 30 days after commencement) Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and for which proper reserve or other provision has been made in accordance with GAAP, unless failure to pay could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.1.2. MAINTENANCE OF INSURANCE Maintain insurance in accordance with the Security Documents including, without limitation, casualty, liability and business interruption insurance reasonably acceptable to the Majority Lenders and, to the extent not covered by any of the Security Documents, with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties and in accordance with the requirements of any governmental agency having jurisdiction over Borrower and/or any Subsidiary. The Borrower shall provide the Lenders with such evidence as the Agent may reasonably request from time to time as to the maintenance of all such insurance. Maintain on the tangible insurable collateral under any of the Security Documents insurance against loss by fire, hazards included within the term "extended coverage", and such other hazards, casualties and contingencies as the Agent may from time to time require, in an amount equal to the greater of (i) $8,000,000 OR (ii) one hundred percent (100%) of the replacement cost of the collateral under any of the Security Documents and business interruption insurance in the amount of at least $8,000,000 All policies of such insurance and all renewals thereof shall be in form and substance reasonably acceptable to Agent, shall be made payable in case of loss to the Agent as loss payee and mortgagee and shall contain an endorsement requiring thirty (30) days prior written notice to the Agent prior to cancellation or change in the coverage, scope or amount of any such policies. Borrower shall also keep in full force and effect a policy of public liability insurance against claims of bodily injury, death or property damage occurring in any building providing combined single limit coverage of $1,000,000 for bodily injury and property damage per occurrence and $2,000,000 in the aggregate. Borrower shall increase the limits of such liability insurance to such higher amounts as the Agent may from time to time reasonably require. Certificates of all such insurance shall be delivered to the Agent concurrently with the execution and delivery of this Agreement, and thereafter all renewal or replacement certificates shall be delivered to the Agent not less than thirty
(30) days prior to the expiration date of the policy to be renewed or replaced, accompanied by evidence satisfactory to the Agent that all premiums payable with respect to such policies have been paid by Borrower. Borrower shall have the right of free choice in the selection of the agent or the insurer through or by which the insurance required hereunder is to be placed; provided, however, said insurer has at all times a general policyholders' rating of A or A+ in Best's latest rating guide. Furthermore, upon the occurrence of an Event of Default, the Agent shall have the right and, is hereby constituted and appointed the true and lawful attorney irrevocable of Borrower, in the name and stead of Borrower, but in the uncontrolled discretion of said attorney, (i) to adjust, sue for, compromise and collect any amounts due under such insurance policies in the event of loss and (ii) to give releases for any and all amounts received in settlement of losses under such policies; and the same shall, subject to SECTION
2.6.1.3 of this Agreement, at the option of the Agent, be applied, after first deducting the costs of collection, on account of any Indebtedness the payment of which is secured by any of the Financing Documents, whether or not then due, or, notwithstanding the claims of any subsequent lien or, be used or paid over to Borrower in accordance with reasonable procedures established by the Agent for use in repairing or replacing any damaged or destroyed collateral under any of the Security Documents.

          SECTION 5.1.3. PRESERVATION OF EXISTENCE, ETC. Preserve and maintain in full force and effect its legal existence, and all material rights, franchises and privileges in the jurisdiction of its organization, preserve and maintain (except for sales of licenses or other scopes of use granted in the ordinary course of Borrower's business consistent with past practice and transactions permitted under Section 5.2.3) all material licenses, governmental approvals, trademarks, patents, trade secrets, copyrights and trade names owned or possessed by it and which are necessary or, in the reasonable business judgment of Borrower, desirable in view of its business and operations or the ownership of its properties and qualify or remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or, in its reasonable business judgment, desirable in view of its business and operations and ownership of its properties except where the failure to so qualify will not have a Material Adverse Effect.

          SECTION 5.1.4. COMPLIANCE WITH LAWS, ETC. Comply in all material respects with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over it and/or its business including, without limitation, regulations of the United States Copyright Office and the Copyright Royalty Tribunal, except where the failure to comply would not have a Material Adverse Effect.

          SECTION 5.1.5. VISITATION RIGHTS. Permit, at reasonable intervals during normal business hours and upon the giving of reasonable notice, the Agent, the Lenders and any agents or representatives thereof, to examine and make copies of (at Borrower's cost and expense) and abstracts from the records and books of account of, and visit the properties of Borrower and any Subsidiary to discuss the affairs, finances and accounts of Borrower or any Subsidiary with any of its officers or management level employees and/or any independent certified public accountant of Borrower and/or any Subsidiary.

          SECTION 5.1.6. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP and with applicable requirements of any governmental authority having jurisdiction over Borrower and/or any Subsidiary in question, reflecting all financial transactions.

          SECTION 5.1.7. MAINTENANCE OF PROPERTIES, ETC. Except as explicitly permitted by this Agreement, maintain and preserve all of its properties necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted, and in accordance with each of the Security Documents.

          SECTION 5.1.8. POST-CLOSING ITEMS. Complete in a timely fashion all actions required in the Post-Closing Letter.

          SECTION 5.1.9. OTHER DOCUMENTS, ETC. Except as otherwise required by this Agreement, pay, perform and fulfill all of its obligations and covenants under each material document, instrument or agreement to which it is a party including, without limitation, the Related Transaction Documents; provided that so long as Borrower or any Subsidiary is contesting any claimed default by it or them under any of the foregoing by proper proceedings conducted in good faith and for which any proper reserve or other provision in accordance with and to the extent required by GAAP has been made, such default shall not be deemed a violation of this covenant, provided further that it shall not be a default of this covenant if such default under another document, instrument or agreement would not reasonably be expected to create a Material Adverse Effect.

          SECTION 5.1.10. MINIMUM DEBT SERVICE COVERAGE RATIO/QUICK RATIO. Maintain at the end of each fiscal quarter of Borrower either (i) a consolidated Debt Service Coverage Ratio of not less than 1.25:1.0, or (ii) a consolidated QUICK Ratio of not less than 1.15:1.0 for the fiscal quarter ending June 30, 2000, and thereafter, 1.25:1

          SECTION 5.1.11. MINIMUM INTEREST COVERAGE. Maintain a ratio of consolidated EBITDA to consolidated Interest Expense of not less than 3:1, such ratio to be measured at each Borrower fiscal quarter end for the rolling four Borrower fiscal quarter period consisting of Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters based on PRO FORMA Results.

          SECTION 5.1.12. MAXIMUM LEVERAGE RATIO. Maintain at the end of each fiscal quarter of Borrower ending during each fiscal period identified below a consolidated Leverage Ratio of not greater than the ratio set forth opposite such fiscal period:

--------------------------------------- ---------------------------------------
      Fiscal Period Ending                         Maximum Ratio
--------------------------------------- ---------------------------------------
        6/30/00 - 9/30/00                              2.25:1
--------------------------------------- ---------------------------------------
     12/31/00 and thereafter                           2.00:1
--------------------------------------- ---------------------------------------

          SECTION 5.1.13. MINIMUM EBITDA. Maintain at the end of each fiscal quarter of Borrower consolidated EBITDA of not less than $2,500,000.

          SECTION 5.1.14. OFFICER'S CERTIFICATES AND REQUESTS Provide each Officer's Certificate required under this Agreement and each Request so that the statements contained therein are accurate and complete in all material respects.

          SECTION 5.1.15. DEPOSITORY AND INVESTMENT ACCOUNTS. Within ninety (90) days of the date of this Agreement, establish and maintain with the Agent deposit and investment accounts for not less than one-half of the Borrower's cash on hand or on deposit in any deposit account, investment account or any other account with any depository or other financial institution located in one of the contiguous states of the United States of America or Hawaii, excluding amounts held in any account for payments of payroll, taxes or other obligations to third parties.

          SECTION 5.1.16. Reserved.

          SECTION 5.1.17. ADDITIONAL ASSURANCES. From time to time hereafter, execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent shall reasonably request for the purpose of implementing or effectuating the provisions of the Financing Documents, and upon the exercise by the Agent of any power, right, privilege or remedy pursuant to the Financing Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Agent may be so required to obtain.

          SECTION 5.1.18. APPRAISALS. Permit the Agent and its agents, at any time and in the sole discretion of the Agent or at the request of the Majority Lenders, to conduct appraisals of Borrower's business, the cost of which shall be borne by Borrower.

          SECTION 5.1.19. ENVIRONMENTAL COMPLIANCE. Comply in all material respects with the requirements of all federal, state, and local environmental laws, except where the failure to so comply could not be reasonably expected to have a Material Adverse Effect; notify the Lenders promptly in the event of any spill of Hazardous Material materially affecting the Premises occupied by Borrower from time to time; forward to the Lenders promptly any written notices relating to such matters received from any governmental agency; and pay promptly when due any uncontested fine or assessment against the Premises.

          SECTION 5.1.20. REMEDIATION. Promptly contain and remove any Hazardous Material found on the Premises in compliance with applicable laws and at Borrower's expense, subject, however, to the right of the Agent, at the Agent's option but at Borrower's expense, to have an environmental engineer or other representative review the work being done.

          SECTION 5.1.21. SITE ASSESSMENTS. Promptly upon the request of the Agent, based upon the Agent's reasonable belief that a material Hazardous Waste or other environmental problem exists with respect to any Premises, provide the Agent with a Phase I environmental site assessment report and, if Agent finds a reasonable basis for further assessment in such Phase I assessment, a Phase II environmental site assessment report, or an update of any existing report, all in scope, form and content and performed by such company as may be reasonably satisfactory to the Agent.

          SECTION 5.1.22. INDEMNITY. Indemnify, defend, and hold the Agent and the Lenders harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against Borrower, any Subsidiary, the Lenders and/or the Agent arising out of the transactions contemplated by this Agreement, or any of the Premises. The provisions of this Section shall continue in effect and shall survive (among other events), until the applicable statute of limitations has expired, any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Obligations of Borrower, and release of any collateral for the Loans.

          SECTION 5.1.23. TRADEMARKS, COPYRIGHTS, ETC. Concurrently with the acquisition of any registered trademark, registered tradename, registered copyright, patent or service mark collaterally assign and grant a first priority perfected Lien thereon to the Agent pursuant to documents in form and substance reasonably satisfactory to the Agent.

          SECTION 5.1.24. MAINTENANCE OF ESCROW. Comply with all of the terms and conditions of a software escrow agreement to be entered into among Borrower, Agent and the escrow agent thereunder, which will, at the election of Agent, be based on the existing software escrow arrangements of Borrower (if any) or on a form of software escrow agreement and with a software escrow agent reasonably acceptable to Agent, providing copies of Borrower's source code to Agent for the benefit of the Lenders upon the occurrence of an Event of Default. Borrower's compliance with such software escrow agreement will include, without limitation, the payment of all amounts due thereunder and the requirement to deposit modifications, updates, new releases or documentation related to previously deposited materials.

          SECTION 5.1.25 MATERIAL FOREIGN SUBSIDIARIES. WITHIN SIXTY (60) DAYS OF THE DATE OF THIS AGREEMENT, DELIVER TO AGENT stock pledge agreements and such other documentation, including, without limitation, stock powers and other instruments of transfer and/or assignment as Agent may reasonably request, in form and substance reasonably satisfactory to Agent pursuant to which the Agent is granted a first priority lien on 65% of Borrower's equity interests in each of the Material Foreign Subsidiaries constituting valid and enforceable first priority perfected Liens, superior to and prior to the rights of all third Persons and subject to no other Liens, in favor of Agent (or such other trustee or sub-agent as may be required or desired under local law) for the ratable benefit of Agent and Lenders. In addition, Borrower will cause to be delivered to Agent legal opinions from local counsel authorized to practice law in the jurisdiction of organization of each Material Foreign Subsidiary and acceptable to Agent covering such matters as Agent may reasonably request in form, scope and substance reasonably satisfactory to Agent which shall (x) be addressed to Agent and each of Lenders, (y) cover various matters regarding the execution, delivery and performance of the such pledge agreements, as well as the perfection and priority of the pledges and such other matters incident thereto as Agent may reasonably request, and (z) be in form, scope and substance reasonably satisfactory to Agent. Agent shall also have received evidence that such pledge Agreements or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve, maintain and protect the pledges evidenced thereby and all taxes, fees and other charges payable in connection therewith shall be paid in full.

     SECTION 5.2. NEGATIVE COVENANTS OF BORROWER. From the date hereof and thereafter for so long as there is Indebtedness of Borrower to any Lender and/or the Agent under any of the Financing Documents or any part of the Commitment is in effect, Borrower will not, with respect to itself and, unless noted otherwise below, with respect to each of the Subsidiaries, will ensure that each such Subsidiary will not, without the prior written consent of the Majority Lenders:

          SECTION 5.2.1. LIENS, ETC. Create, incur, assume or suffer to exist any Lien of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except that the foregoing restrictions shall not apply to any Liens:

               SECTION 5.2.1.1. For taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty or interest, or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or if commenced not stayed, bonded or discharged within 30 days after commencement) are being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with and to the extent required by GAAP;

               SECTION 5.2.1.2. Imposed by law, such as landlords', carriers', warehousemen's and mechanics' liens, bankers' set off rights and other similar Liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with and to the extent required by GAAP;

               SECTION 5.2.1.3. Arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               SECTION 5.2.1.4. Arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed;

               SECTION 5.2.1.5. Those set forth on EXHIBIT 1.8 provided that any lien claimed by Sanwa Business Credit Corporation on account of an existing UCC-1 financing statement shall not secure Indebtedness in excess of $44,000 and Borrower shall not incur any Indebtedness to, or enter into any agreement with Sanwa Business Credit Corporation after the Closing Date;

               SECTION 5.2.1.6. Those now or hereafter granted pursuant to the Security Documents or otherwise now or hereafter granted to the Agent for the benefit of the Lenders as collateral for the Loans and/or Borrower's other Obligations arising in connection with or under any of the Financing Documents;

               SECTION 5.2.1.7. Deposits to secure the performance of bids, trade contracts (other than for Borrowed Money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of Borrower's or any Subsidiary's business;

               SECTION 5.2.1.8. Easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business by any Borrower or any Subsidiary;

               SECTION 5.2.1.9. Liens securing Indebtedness permitted to exist under SECTION 5.2.8.3; provided that the Lien securing any such Indebtedness is limited to the item of property purchased or leased in each case;

               SECTION 5.2.1.10. UCC-1 financing statements filed solely for notice or precautionary purposes by lessors under operating leases which do not secure Indebtedness and which are limited to the items of equipment leased pursuant to the lease in question; and

               SECTION 5.2.1.11. UCC-1 financing statements in connection with sales of revenue streams from product leases without recourse to Borrower.

          SECTION 5.2.2. ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation or Indebtedness of any other Person, except:

               SECTION 5.2.2.1. Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               SECTION 5.2.2.2. Guaranties, not to exceed $500,000 in the aggregate, of real and personal property leases of Subsidiaries.

               SECTION 5.2.2.3. Assumptions, guaranties, endorsements and contingent liabilities within the definition of Indebtedness and permitted by
SECTION 5.2.8; and

               SECTION 5.2.2.4. Those set forth on EXHIBIT 5.2.2.4.

          SECTION 5.2.3. DISSOLUTION, MERGER, ETC. Dissolve, liquidate, wind up, merge or consolidate or combine with another Person, except as permitted under
Section 5.2.21, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any material assets (tangible or intangible), whether now owned or hereafter acquired, other than (a) in the ordinary course of business, (b) assets which, in the rolling four fiscal quarters most recently ended, generated less than fifteen percent (15%) of Borrower's Net Income and (c) rights to receive payment from customers.

          SECTION 5.2.4. CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of its business.

          SECTION 5.2.5. OWNERSHIP. Cause or permit the occurrence of any Change of Control.

          SECTION 5.2.6. SALE AND LEASEBACK. Enter into any sale and leaseback arrangement with any lender or investor, or enter into any leases except in the normal course of business at reasonable rents comparable to those paid for similar leasehold interests in the area.

          SECTION 5.2.7. SALE OF ACCOUNTS, ETC. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by Borrower or any Subsidiary, with or without recourse, except in the ordinary course of Borrower's or any Subsidiary's business.

          SECTION 5.2.8. INDEBTEDNESS. Incur, create, become or be liable directly or indirectly in any manner with respect to or permit to exist any Indebtedness except:

               SECTION 5.2.8.1. Indebtedness under the Financing Documents;

               SECTION 5.2.8.2. Indebtedness with respect to trade payable obligations and other normal accruals and customer deposits in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which Borrower or any Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent such person has set aside on its books adequate reserves therefor in accordance with and to the extent required by GAAP;

               SECTION 5.2.8.3. Indebtedness with respect to Capitalized Lease Obligations and purchase money Indebtedness with respect to real or personal property in an aggregate amount outstanding at any time not to exceed $3,500,000; provided that the amount of any purchase money Indebtedness does not exceed 90% of the lesser of the cost or fair market value of the asset purchased with the proceeds of such Indebtedness;

               SECTION 5.2.8.4. Unsecured Indebtedness in an aggregate amount outstanding at any time not to exceed $250,000, provided that Borrower may incur an additional $750,000 (for a total of $1,000,000) only if such additional amount is expressly subordinated to the Loans;

               SECTION 5.2.8.5. Indebtedness listed on EXHIBIT 3.1.1.8;

               SECTION 5.2.8.6. Indebtedness owing by Borrower to any Subsidiary or by any Subsidiary to Borrower or any other Subsidiary; provided, however, that any Indebtedness owing by Borrower or any Subsidiary to an Affiliate be subordinated to the Obligations on terms and conditions satisfactory to the Majority Lenders.

               SECTION 5.2.8.7. Indebtedness permitted by SECTION 5.2.2.

               SECTION 5.2.8.8. Indebtedness outstanding as a refinancing of Indebtedness permitted under another clause of this SECTION 5.2.8 other than
SECTION 5.2.8.2; provided that such Indebtedness as refinanced continues to qualify as permitted Indebtedness under the clause of this SECTION 5.2.8 under which the refinanced Indebtedness was permitted under this SECTION 5.2.8.

               SECTION 5.2.8.9. Indebtedness permitted to be secured by a Lien under SECTION 5.2.1.

               SECTION 5.2.9. OTHER AGREEMENTS. Amend any of the terms or conditions of any of ,its certificate of incorporation, bylaws (or comparable applicable charter or governance document), to require stockholder approval to authorize a merger or sale of all or substantially all the assets of Borrower by more than a simple majority of the shares of capital stock entitled to vote or amend any subordination agreement or any indenture, agreement, document, note or other instrument evidencing, securing or relating to any other Indebtedness permitted under SECTION 5.2.8 in a manner materially adverse to the Agent or any of the Lenders,.

               SECTION 5.2.10. PAYMENT OR PREPAYMENT OF EQUITY OR SUBORDINATED DEBT. Make any payment or prepayment of any principal of or interest on or any payment, prepayment, redemption, defeasance, sinking fund payment, other repayment of principal or capital or deposit for the purpose of any of the foregoing on or in connection with the Subordinated Debt, or any equity or ownership interests in Borrower.

               SECTION 5.2.11. DIVIDENDS, PAYMENTS AND DISTRIBUTIONS. Declare or pay any dividends, management fees or like fees or make any other distribution of cash or property or both to any of the Stockholders other than compensation for services rendered to Borrower and/or any Subsidiary or use any of its assets for payment, purchase, conversion, redemption, retention, acquisition or retirement of any beneficial interest in Borrower or set aside or reserve assets for sinking or like funds for any of the foregoing purposes, make any other distribution by reduction of capital or otherwise in respect of any beneficial interest in Borrower or permit any Subsidiary which is not a wholly-owned Subsidiary so to do; provided, however, that (i) in any fiscal year after the Closing which has been immediately preceded by two full fiscal years in which Borrower had at least $10,000,000 of consolidated Net Income, Borrower may declare and pay a dividend in an aggregate amount not to exceed fifty percent (50%) of the consolidated Net Income for the immediately preceding year, if and only to the extent that both before and after such declaration and payment, no Event of Default shall exist and be continuing and no circumstances shall exist which, with notice or the passage of time, would constitute an Event of Default; and (ii) Borrower may repurchase from any employee of Borrower or Subsidiary whose employment with Borrower or such Subsidiary ceases any shares of the capital stock of Borrower which were issued to such employee by Borrower as restricted stock or pursuant to the exercise of a stock option.

               SECTION 5.2.12. INVESTMENTS/ACQUISITIONS.

                    SECTION 5.2.12.1. INVESTMENTS. Make or commit to make any Investment in or to any other Person (including, without limitation, any Subsidiary) other than (i) advances to employees for business expenses not to exceed $10,000 in the aggregate outstanding for any one employee and not to exceed $100,000 in the aggregate outstanding at any one time to all such employees, (ii) other employee loans not to exceed $100,000 in the aggregate outstanding at any one time to all such employees, (iii) Cash Equivalent Investments, (iv) Indebtedness permitted under SECTION 5.2.8.6, (v) Investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code) and notes receivable, arising or acquired in the ordinary course of business, (vi) recourse (but only to the extent of one-half of the principal amount of each such note) promissory notes of officers and key employees of Borrower made by such individuals to Borrower in consideration for the issuance by Borrower of shares of restricted stock, or stock acquired upon the exercise of stock options, which stock has been or will be pledged to Borrower to secure such notes, and (vii) investments in Permitted Acquisitions; and (viii) Borrower's $97,000 investment in

Transcendent Design, Inc.

                    SECTION 5.2.12.2. ACQUISITIONS. Enter, or commit to enter, into any transaction, or series of related transactions, by which (i) Borrower or any of its Subsidiaries acquires the business of, or any assets (other than the purchase or other acquisition of inventory, materials and equipment in the ordinary course of business) of, any Person other than a Subsidiary of Borrower, or any division of such Person, located in a specific geographic area or areas, whether through the purchase of assets, purchase of stock, merger or otherwise, or (ii) any Person that was not theretofore a Subsidiary of Borrower becomes a Subsidiary of Borrower (each, an "ACQUISITION") except for the PADS Acquisition and the following additional permitted acquisitions (each a "PERMITTED ACQUISITION") with respect to which the following conditions have been satisfied:

                    SECTION 5.2.12.2.1. The total consideration to be paid does not exceed either (i) $250,000 in cash, or (ii) $5,000,000 in capital stock of the acquirer (such value to be based on the financial statements of Borrower subsequently delivered by Borrower pursuant to SECTION 5.3 after the consummation of such Acquisition, and certified in writing to the Agent and the Lenders by an Authorized Representative with a detailed calculation of such value), PROVIDED THAT THE SUM OF CLAUSES (I) AND (II) OF THIS SECTION 5.2.12.2.1 SHALL NOT EXCEED $5,000,000 in the aggregate with respect to such Acquisition, and (iii) after giving effect to such Acquisition, $5,000,000 in the aggregate with respect to all Acquisitions during any fiscal year of Borrower.

                    SECTION 5.2.12.2.2. Such Acquisition has been approved by the board of directors (or functional equivalent thereof) and the shareholders (if required by applicable law) of the Person whose stock or assets are being acquired;

                    SECTION 5.2.12.2.3. The Person or assets being acquired are in the same or a similar or complementary line of business as Borrower, and after giving effect to such Acquisition, the assets ACQUIRED will not be encumbered by any Lien other than a Permitted Lien;

                    SECTION 5.2.12.2.4. The Borrower has provided the Agent with fifteen (15) days prior written notice of such Acquisition, which notice shall include a reasonably detailed description of SUCH Acquisition, and, as and when available, copies of all acquisition documents executed, or to be executed, in connection therewith together with such other information as and when the Agent may reasonably request;

                    SECTION 5.2.12.2.5. Both immediately before and after giving effect to such Acquisition, no Default or Event of Default exists after giving effect to any adjustments permitted by SECTION 5.2.12.2.8 with regard to such Acquisition;

                    SECTION 5.2.12.2.6. After giving effect to any such Acquisition of any Person (to which Borrower is a party), Borrower will be the surviving entity;

                    SECTION 5.2.12.2.7. Promptly following the consummation of the Acquisition, Borrower provides, or causes to be provided or granted to the Agent, a first priority perfected Lien on the assets or equity interests acquired, and, in connection with an Acquisition of any Subsidiary, a pledge of 100% of all of the issued and outstanding shares of stock of any Domestic Subsidiary, 65% of all of the issued and outstanding shares of stock of any Material Foreign Subsidiary, an unlimited guaranty and a security agreement executed by the Subsidiary in which such equity interests are acquired (if such is the case), together with a perfection certificate, and UCC Search Reports for all locations noted thereon, and all Uniform Commercial Code Financing Statements on Form 1 and Form 3 required by the Agent, or such other forms as the Agent may require, landlord waivers (if requested by the Agent), evidence of insurance, any additional Security Document required by SECTION 5.1.23 and
SECTION 5.1.24 of this Agreement, and, if requested by the Agent, an opinion of counsel to such Subsidiary acceptable to Agent, each in form and substance satisfactory to the Agent and its counsel;

                    SECTION 5.2.12.2.8. At least five (5) Business Days prior to the consummation of any such Acquisition, Borrower shall have delivered to the Agent a PRO FORMA balance sheet and a related Compliance Certificate prepared on a consolidated basis (including the to-be-acquired assets and any assumed liabilities, or if equity interests are acquired, the to-be-acquired Person if such Person is to be a Subsidiary, and if not, the to-be-acquired equity interests, all measured as set forth below), which certificate shall indicate that no Default or Event of Default exists or would exist following consummation of the permitted transaction, and that Borrower would be, in compliance (on a consolidated basis including the to-be-acquired assets and any assumed liabilities or if equity interests are acquired, the to-be-acquired PERSON if such Person is to be a Subsidiary, and, if not, the to-be-acquired equity interests), with SECTIONS 5.1.10, 5.1.11 AND 5.1.12 of this Agreement (and any other financial covenant at any time contained in this Agreement) following consummation of such Acquisition, including the to-be-acquired assets, Person or equity interests and the operating results thereof on the same basis and for the same periods as Borrower is measured for each such covenant, respectively, after giving effect to any adjustments to the historical operating results of any to-be-acquired Person or equity interests resulting from actual and then planned verifiable changes to be made by Borrower with respect to such Person (including any Person in which equity interests are to-be-acquired).

               SECTION 5.2.13. Transactions with Affiliates. Except as set forth on EXHIBIT 5.2.13, engage in any transaction or enter into any agreement with an Affiliate, or in the case of Affiliates or Subsidiaries, with Borrower or another Affiliate or Subsidiary, except in the ordinary course of business, as permitted by any other provision of this Agreement and then only on terms no less favorable to Borrower than those that would be obtainable an arm's length basis.

               SECTION 5.2.14. CHANGE OF FISCAL YEAR. Change its accounting policies, or reporting practices from those in effect on the Closing Date, or change its fiscal year from the 52/53 week period ending on the Saturday closest to December 31st.

               SECTION 5.2.15. SUBORDINATION OF CLAIMS Subordinate any present or future claim against or obligation of another Person, except as ordered in a bankruptcy or similar creditors' remedy proceeding of such other Person.

               SECTION 5.2.16. COMPLIANCE WITH ERISA. With respect to Borrower and any Commonly Controlled Entity (a) withdraw from or cease to have an obligation to contribute to, any Multiemployer Plan so as to result in any material liability of Borrower or any Commonly Controlled Entity to PBGC or to any Multiemployer Plan, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan which would result in a material liability of Borrower or any Commonly Controlled Entity for an excise tax or civil penalty in connection therewith, (c) except for any deficiency caused by a waiver of the minimum funding requirement under sections 412 and/or 418 of the Code, as described above, incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) of Borrower or any Commonly Controlled Entity, whether or not waived, involving any Single Employer Plan, (d) incur or suffer to exist any Reportable Event or the appointment of a trustee or institution of proceedings for appointment of a trustee for any Single Employer Plan if, in the case of a Reportable Event, such event continues unremedied for ten (10) days after notice of such Reportable Event pursuant to sections 4043(a), (c) or (d) of ERISA is given, if in the reasonable opinion of the Majority Lenders any of the foregoing is likely to result in a material liability of Borrower or any Commonly Controlled Entity, (e) permit the assets held under any Plan to be insufficient to protect all accrued benefits, (f) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of Borrower or any Commonly Controlled Entity to PBGC by reason of termination of any such Plan or (g) cause or permit any Plan maintained by Borrower and/or any Commonly Controlled Entity to be out of compliance with ERISA. For purposes of this SECTION 5.2.16 "material liability" shall be deemed to mean any liability of Fifty Thousand Dollars ($50,000) or more in the aggregate.

               SECTION 5.2.17. CAPITAL EXPENDITURES. Incur consolidated Capital Expenditures in excess of the amount set forth below for each fiscal year of the Borrower , PROVIDED that Borrower shall make its Capital Expenditures substantially in accordance with and for the purposes outlined in the Budget for Borrower's fiscal year in question:

------------------------------------------- ------------------------------------
            Fiscal Year Ending                  Maximum Capital Expenditures
------------------------------------------- ------------------------------------
                12/31/00                                 $4,000,000
------------------------------------------- ------------------------------------
                12/31/01                                 $4,800,000
------------------------------------------- ------------------------------------
                12/31/02                                 $5,760,000
------------------------------------------- ------------------------------------
                12/31/03                                 $5,875,200
------------------------------------------- ------------------------------------

               SECTION 5.2.18. HAZARDOUS WASTE. Become involved, or permit, to the extent reasonably possible after the exercise by Borrower of reasonable due diligence and preventive efforts, any tenant of its real property to become involved, in any operations at such real property generating, storing, disposing, or handling Hazardous Material or any other activity that could lead to the imposition on Borrower or the Agent or any Lender, or any such real property of any material liability or Lien under any environmental laws.

               SECTION 5.2.19. OTHER RESTRICTIONS ON LIENS OR DIVIDENDS. Enter into any agreement or otherwise agree to or grant any restriction substantially similar to the provisions of SECTION 5.2.1 hereof or which would otherwise have the effect of prohibiting, restricting, impeding or interfering with the creation subsequent to the Closing Date of Liens to secure the Obligations.

               SECTION 5.2.20. LIMITATION ON CREATION/ACQUISITION OF SUBSIDIARIES, ETC. Except as permitted under Section 5.2.12, establish, create or acquire any Subsidiary or become the general partner in any general partnership.

               SECTION 5.2.21. SUBSIDIARY MERGER, ETC. Borrower will not permit any Subsidiary to consummate any merger or consolidation with any other Person, provided that any wholly-owned Subsidiary may be merged into Borrower or into another wholly-owned Subsidiary if (i) Borrower or such other wholly-owned Subsidiary is the surviving Person of such merger and is Solvent (both at the time of and immediately after giving effect thereto), (ii) Borrower or such other wholly-owned Subsidiary shall deliver to the Agent such opinions, confirmations and other agreements and instruments as the majority of the Lenders shall have reasonably requested, and (iii) both at the time of and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing and no circumstances shall exist which, with notice or the passage of time, would constitute an Event of Default. The transactions permitted by this SECTION 5.2.21 shall not have the effect of releasing Borrower or any other party to any of the Financing Documents from any Obligation.

               SECTION 5.2.22. BORROWER MERGERS, ETC.. Concurrently with any merger of Borrower consented to by the Majority Lenders with or into any Person pursuant to which any Person, other than an individual, will hold an equity interest in Borrower (each such Person, a "Post-Merger Shareholder"), if requested by Agent, Borrower shall within thirty (30) days after any such merger, execute and deliver, and cause each Post-Merger Shareholder to execute and deliver, to Agent an amendment to this Agreement (or an amended and restated agreement executed in substitution for this Agreement) pursuant to which such Post-Merger Shareholder shall become an additional "Borrower" hereunder jointly and severally liable for the Obligations and new Notes (collectively, the "NEW CREDIT DOCUMENTS") and grant Liens ("ADDITIONAL LIENS") in substantially all assets of each such Post-Merger Shareholder. All such Additional Liens shall be provided and/or granted pursuant to documentation in form and substance reasonably satisfactory to Agent (all such documentation, collectively, the "ADDITIONAL SECURITY DOCUMENTS") and such Liens shall constitute valid and enforceable first priority perfected Liens, superior to and prior to the rights of all third Persons and subject to no other Liens (except Permitted Encumbrances at the time of perfection thereof), in favor of Agent (or such other trustee or sub-agent as may be required or desired under local law) for the ratable benefit of Agent and Lenders. In addition, Borrower will cause to be delivered to Agent legal opinions from counsel to Borrower and each such Post-Merger Shareholder covering such matters as Agent may reasonably request in form, scope and substance reasonably satisfactory to Agent which shall (x) be addressed to Agent and each of Lenders, (y) cover various matters regarding the execution, delivery and performance of the New Credit Documents and the Additional Security Documents, as well as the perfection and priority of the Liens granted by Borrower and such Post-Merger Shareholder (including, without limitation, the Additional Liens) and such other matters incident thereto as Agent may reasonably request, and (z) be in form, scope and substance reasonably satisfactory to Agent. All such Liens or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve, maintain and protect such Liens and all taxes, fees and other charges payable in connection therewith shall be paid in full.

     SECTION 5.3 REPORTING REQUIREMENTS. From the date hereof and thereafter for so long as Borrower is indebted to any Lender and/or the Agent under any of the Financing Documents, Borrower will, unless the Majority Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Agent for distribution to the Lenders:

               SECTION 5.3.1. As soon as possible and in any event upon acquiring knowledge of an Event of Default or Default, continuing on the date of such statement, the written statement of an Authorized Representative setting forth details of such Event of Default or Default and the actions which Borrower has taken and proposes to take with respect thereto;

               SECTION 5.3.2. As soon as practicable after the end of each Borrower fiscal year and in any event within 90 days after the end of each such fiscal year, consolidated balance sheets of Borrower and any Subsidiaries as at the end of such year, and the related consolidated statements of income and cash flows or shareholders' equity of Borrower and any Subsidiaries setting forth in each case the corresponding figures for the preceding fiscal year, such statements to be certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to the Majority Lenders, to be accompanied by a true copy of said auditors' management letter, if one was provided to Borrower, and to contain a statement to the effect that such accountants have examined SECTIONS 5.1.10 through 5.1.13 and 5.2.17 and that as of the date of such financial statements no Default or Event of Default exists on account of Borrower's failure to have been in compliance therewith on the date of such statement;

               SECTION 5.3.3. As soon as is practicable after the end of each fiscal month of each Borrower fiscal year and in any event within 21 days thereafter, consolidated balance sheets of Borrower and any Subsidiaries as of the end of such period and the related consolidated statements of income and cash flows and shareholders' equity of Borrower and any Subsidiaries, subject to changes resulting from year-end adjustments, together, subject to SECTION 5.3.7, with a comparison to the Budget for the applicable period, such balance sheets and statements to be prepared and certified by an Authorized Representative in an Officer's Certificate as having been prepared in accordance with GAAP except for footnotes and year-end adjustments, and to be in form reasonably satisfactory to the Agent;

               SECTION 5.3.4. Simultaneously with the furnishing of each of the year-end consolidated financial statements of Borrower and any Subsidiaries to be delivered pursuant to SECTION 5.3.2 and each of the consolidated quarterly statements of Borrower and the Subsidiaries to be delivered pursuant to SECTION 5.3.3, an Officer's Certificate of an Authorized Representative which shall contain a statement in the form of EXHIBIT
3.1.1.10 to the effect that no Event of Default or Default has occurred, without having been waived in writing, or if there shall have been an Event of Default not previously waived in writing pursuant to the provisions hereof, or a Default, such Officer's Certificate shall disclose the nature thereof and the actions Borrower has taken and prepare to take with respect thereto. Each such Officer's Certificate shall also contain a calculation of and certify to the accuracy of the amounts required to be calculated in the financial covenants of Borrower contained in this Agreement and described in EXHIBIT 3.1.1.10 and identify all Material Foreign Subsidiaries as of the date of such Officer's Certificate;

               SECTION 5.3.5. Promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower and/or any Subsidiary;

               SECTION 5.3.6. On or before January 31 of each fiscal year of Innoveda, an updated proposed budget, prepared on a quarterly basis, and updated financial projections for Innoveda and its Subsidiaries on a consolidated basis (together, the "BUDGET") for such fiscal year, setting forth in reasonable detail the projected results of operations of Innoveda and its Subsidiaries on a consolidated quarterly basis, detailed Capital Expenditures plan and stating underlying assumptions and accompanied by a written statement of an Authorized Representative certifying as to the approval of such Budget by Innoveda's board of directors.

               SECTION 5.3.7. Such other information respecting the Business Condition of Borrower or any Subsidiaries as the Agent or any Lender may from time to time reasonably request including, but not limited to, consolidating financial statements;

               SECTION 5.3.8. Written notice of the fact and of the details of any sale or transfer of any ownership interest in Borrower or any Subsidiary given promptly after Borrower acquires knowledge thereof; provided, however, that this clause shall not be deemed to constitute or imply any consent to any such sale or transfer;

               SECTION 5.3.9. Prompt written notice of loss of any key personnel or any Material Adverse Effect and an explanation thereof and of the actions Borrower and/or such Subsidiary propose to take with respect thereto;

               SECTION 5.3.10. Written notice of the following events, as soon as possible and in any event within 15 days after Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to any Multiemployer Plan, the Reorganization (as defined in Section 4241 of ERISA) or Insolvency (as defined in Section 4245 of ERISA) of such Multiemployer Plan and in addition to such notice, deliver to the Agent whichever of the following may be applicable: (a) an Officer's Certificate setting forth details as to such Reportable Event and the action that Borrower or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or b) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

               SECTION 5.3.11. Concurrently with any Request for a Revolving Credit Loan which exceeds, or which when aggregated with all other then outstanding Revolving Credit Loans would exceed, $2,000,000 and within fifteen
(15) days of the end of each month ending thereafter until such time as the aggregate outstanding amount of Revolving Credit Loans is reduced to $2,000,000 or less, a Borrowing Base Certificate and an accounts receivable ageing report in form and detail reasonably satisfactory to Agent; and

               SECTION 5.3.12. Written notice of the entering into by Borrower of any contract with the United States of America or any state, political subdivision, department, agency or instrumentality thereof which gives, or will give, rise to a Receivable of Borrower, which notice shall be accompanied by three originals of an assignment and notice of assignment, substantially in the form of Exhibit 5.3.12 hereto, or such other form(s) as Agent may require, shall have been completed and executed by Borrower.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.1. EVENTS OF DEFAULT. The Borrower shall be in default under each of the Financing Documents, upon the occurrence of any one or more of the following events ("Events of Default"):

               SECTION 6.1.1. If Borrower shall fail to make due and punctual payment of any principal, fees, interest and/or other amounts payable under this Agreement as provided in any Note and/or in this Agreement when the same is due and payable except that it shall not be an Event of Default if any interest, fees and/or other amounts (excluding principal) is paid within 5 Business Days after it is due and payable, whether at the due date thereof or at a date fixed for prepayment or if Borrower shall fail to make any such payment of fees, interest, principal and/or any other amount under this Agreement and/or under any Note on the date when such payment becomes due and payable by acceleration;

               SECTION 6.1.2. If Innoveda or any Subsidiary shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or other applicable federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties, or if partnership or corporate action shall be taken for the purpose of effecting any of the foregoing; or

               SECTION 6.1.3. To the extent not described in SECTION 6.1.2,
(i) if Innoveda or any Subsidiary shall be the subject of a bankruptcy proceeding, or (ii) if any proceeding against any of them seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of any of them or of all or any substantial part of any or all of their properties shall be appointed without their consent or acquiescence; provided that in any of the cases described above in this SECTION 6.1.3, such proceeding or appointment shall not be an Event of Default if Borrower or the Subsidiary in question shall cause such proceeding or appointment to be discharged, vacated, dismissed or stayed within sixty (60) days after commencement thereof; or

               SECTION 6.1.4. If final judgment or judgments aggregating more than $500,000 shall be rendered against Innoveda or any Subsidiary and shall remain undischarged, unstayed or unpaid for an aggregate of thirty (30) days (whether or not consecutive) after entry thereof; or

               SECTION 6.1.5. If Innoveda or any Subsidiary shall default
(after giving effect to any applicable grace period) in the due and punctual payment of the principal of or interest on any Indebtedness exceeding in the aggregate $1,000,000 (other than the Loans), or if any default shall have occurred and be continuing after any applicable grace period under any mortgage, note or other agreement evidencing, securing or providing for the creation of such Indebtedness, which results in the acceleration of such Indebtedness or which permits, or with the giving of notice would permit, any holder or holders of any such Indebtedness to accelerate the stated maturity thereof; or

               SECTION 6.1.6. If there shall be a default in the performance of Borrower's obligations under SECTION 5.1.3 (insofar as such Section requires the preservation of the corporate existence of Borrower), any of SECTIONS 5.1.10 through 5.1.13 or SECTIONS 5.2.1, 5.2.3, 5.2.8 OR 5.2.11 of this Agreement; or

               SECTION 6.1.7. If there shall be any Default in the performance of any covenant or condition contained in this Agreement or in any of the other Financing Documents to be observed or performed pursuant to the terms hereof or any Financing Document, as the case may be, other than a covenant or condition referred to in any other subSection of this SECTION 6.1 and such Default shall continue unremedied or unwaived, (i) in the case of any covenant or condition contained in SECTIONS 5.2 OR 5.3, for fifteen (15) Business Days, or (ii) in the case of any other covenant or condition for which no other grace period is provided, for thirty (30) days, or (iii) in the case of any other covenant or condition for which another grace period is provided, for such grace period, or (iv) if any of the representations and warranties made or deemed made by Borrower to the Agent and/or any Lender pursuant to any of the Financing Documents proves to have been false or misleading in any material respect when made and such falseness or misleading representation or warranty would be reasonably likely to have a material adverse effect on the Agent or any Lender or their rights and remedies or a Material Adverse Effect; or

               SECTION 6.1.8. If there shall be any attachment of any deposits or other property of Borrower and/or any Subsidiary in the possession of any Lender or any attachment of any other property of Borrower and/or any Subsidiary in an amount exceeding $1,000,000, which shall not be discharged, vacated or stayed within thirty (30) days of the date of such attachment; or

               SECTION 6.1.9. Any certification of the financial statements, furnished to the Agent pursuant to SECTION 5.3.2, shall contain any qualification; provided, however, that such qualifications will not be deemed an Event of Default if in each case (i) such certification shall state that the examination of the financial statements covered thereby was conducted in accordance with generally accepted auditing standards, including but not limited to all such tests of the accounting records as are considered necessary in the circumstances by the independent certified public accountants preparing such statements, (ii) such financial statements were prepared in accordance with GAAP and (iii) such qualification does not involve the "going concern" status of the entity being reported upon.


                                   ARTICLE VII

                               REMEDIES OF LENDERS

     Upon the occurrence and during the continuance of any one or more of the Events of Default, the Agent, at the request of the Majority Lenders, shall, by written notice to Borrower, declare the obligation of the Lenders to make or maintain the Loans to be terminated, whereupon the same and the Commitment shall forthwith terminate, and the Agent, at the request of the Majority Lenders, shall, by notice to Borrower, declare the entire unpaid principal amount of each Note and all fees and interest accrued and unpaid thereon and/or under this Agreement, and/or any of the other Financing Documents and any and all other Indebtedness under this Agreement, each Note and/or any of the other Financing Documents to the Agent and/or any of the Lenders and/or to any holder of all or any portion of each Note to be forthwith due and payable, whereupon each Note, and all such accrued fees and interest and other such Indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under SECTIONS 6.1.2 or 6.1.3, all of the unpaid principal amount of each Note, all fees and interest accrued and unpaid thereon and/or under this Agreement and/or under any of the other Financing Documents and any and all other such Indebtedness of Borrower to any of the Lenders and/or to any such holder shall thereupon be due and payable in full without any need for the Agent and/or any Lender to make any such declaration or take any action and the Lenders' obligations to make the Loans shall simultaneously terminate. The Agent shall, in accordance with the votes of the Majority Lenders, exercise all remedies on behalf of and for the account of each Lender and on behalf of its respective Pro Rata Share of the Loans, its Note and Indebtedness of Borrower owing to it or any of the foregoing, including, without limitation, all remedies available under or as a result of this Agreement, the Notes or any of the other Financing Documents or any other document, instrument or agreement now or hereafter securing any Note without any such exercise being deemed to modify in any way the fact that each Lender shall be deemed a separate creditor of

Borrower to the extent of its Note and Pro Rata Share of the Loans and any other amounts payable to such Lender under this Agreement and/or any of the other Financing Documents and the Agent shall be deemed a separate creditor of Borrower to the extent of any amounts owed by Borrower to the Agent.

                                  ARTICLE VIII

                                      AGENT

     SECTION 8.1. APPOINTMENT. The Agent is hereby appointed as administrative and collateral agent, hereunder and each Lender hereby authorizes the Agent to act under the Financing Documents as its Agent hereunder and thereunder, respectively. The Agent agrees to act as such upon the express conditions contained in this Article VIII. The provisions of this Article VIII are solely for the benefit of the Agent, and, except as expressly provided in SECTION 8.6, neither Borrower nor any third party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Financing Documents to which the Agent is a party, the Agent shall act solely as Agent of the Lenders and does not assume nor shall the Agent be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower, any of the Stockholders, any Affiliate or any Subsidiary.

     SECTION 8.2. POWERS; GENERAL IMMUNITY

               SECTION 8.2.1. DUTIES SPECIFIED. Each Lender irrevocably authorizes the Agent to take such action on such Lender's behalf, including, without limitation, to execute and deliver the Financing Documents to which the Agent is a party and to exercise such powers hereunder and under the Financing Documents and other instruments and agreements referred to herein as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities which are expressly specified in this Agreement or in any of the Financing Documents and may perform such duties by or through its agents or employees. The duties of the Agent shall be mechanical and administrative in nature; and the Agent shall not have by reason of this Agreement or any of the Financing Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the Security Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the Financing Documents or the other instruments and agreements referred to herein except as expressly set forth herein or therein.


               SECTION 8.2.2. NO RESPONSIBILITY FOR CERTAIN MATTERS. The
Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Financing Documents or any other document, instrument or agreement now or hereafter executed in connection herewith or therewith, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith by or on behalf of Borrower, any of the Affiliates, and/or any Subsidiary to the Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

               SECTION 8.2.3. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted hereunder or under any of the Financing Documents, or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. If the Agent shall request instructions from Lenders with respect to any action (including the failure to take an action) in connection with any of the Financing Documents, the Agent shall be entitled to refrain from taking such action unless and until the Agent, shall have received instructions from the Majority Lenders (or all of the Lenders if the action requires their consent). Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower, any of the Affiliates, and/or any Subsidiary), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under any of the Financing Documents or the other instruments and agreements referred to herein in accordance with the instructions of the Majority Lenders (or all of the Lenders if the action requires their consent). The Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under any of the Financing Documents or the other instruments and agreements referred to herein unless and until it has obtained the instructions of the Majority Lenders (or all of the Lenders if the action requires their consent).

               SECTION 8.2.4. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Fleet in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Commitment, Fleet shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Fleet in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower, any of the Stockholder, or any Affiliate or Subsidiary as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower and/or any of such other Persons for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     SECTION 8.3. REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower, the Stockholder and any Subsidiaries of any of them in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Borrower, the Stockholder and the Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of any Loan or any time or times thereafter (except for information received by the Agent under SECTION 5.3 hereof which the Agent will promptly forward to the Lenders), and the Agent shall further not have any responsibility with respect to the accuracy of or the completeness of the information provided to any of the Lenders.

     SECTION 8.4. RIGHT TO INDEMNITY. Each Lender severally agrees to indemnify the Agent proportionately to its Pro Rata Share of the Loans, to the extent the Agent shall not have been reimbursed by or on behalf of Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement and/or any of the other Financing Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     SECTION 8.5. PAYEE OF NOTE TREATED AS OWNER. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange for such Note.

     SECTION 8.6. RESIGNATION BY AGENT.

               SECTION 8.6.1. The Agent may resign from the performance of all its functions and duties under the Financing Documents at any time by giving 30 days' prior written notice to Borrower and each of the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent, of appointment pursuant to SECTIONS 8.6.2 and 8.6.3 below or as otherwise provided below.

               SECTION 8.6.2. Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent, who shall be a Lender and, so long as no Default or Event of Default exists and is continuing, who shall be reasonably satisfactory to Borrower and in any event shall be an incorporated bank or trust company with a combined surplus and undivided capital of at least Five Hundred Million Dollars ($500,000,000).

               SECTION 8.6.3. If a successor Agent shall not have been so appointed within said 30 day period, the resigning Agent, with the consent of Borrower, which shall not be unreasonably withheld or delayed, shall then appoint a successor Agent, who shall be a Lender and who shall serve as the Agent, until such time, if any, as the Majority Lenders, and so long as no Default or Event of Default exists and is continuing, with the consent of Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Agent as provided above.

               SECTION 8.6.4. If no successor Agent has been appointed pursuant to SECTIONS 8.6.2 or 8.6.3 by the 40th day after the date such notice of resignation was given by the resigning Agent, the Majority Lenders shall promptly thereafter appoint a successor Agent (without regard to the requirements of SECTIONS 8.6.2 or 8.6.3). The resigning Agent's resignation shall become effective upon such successor Agent's acceptance of its appointment, and such successor Agent shall thereafter perform all the duties of the Agent under the Financing Documents.

     SECTION 8.7. SUCCESSOR AGENT. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent, shall be discharged from its duties and obligations as the Agent under the Financing Documents. After any retiring Agent's resignation hereunder as the Agent the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Financing Documents.


                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

               SECTION 9.1.1. Except to the extent prohibited by applicable law, Borrower irrevocably:

                    SECTION 9.1.1.1. agrees that any suit, action, or other legal proceeding arising out of any of the Financing Documents or any of the Loans may be brought in the courts of record of The Commonwealth of Massachusetts or any other state(s) in which a portion of Borrower's or any Subsidiary's assets sufficient for personal jurisdiction are located or the courts of the United States located in The Commonwealth of Massachusetts or any other state(s) in which a portion of Borrower's or any Subsidiary's assets sufficient for personal jurisdiction are located;

                    SECTION 9.1.1.2. consents to the jurisdiction of each such court in any such suit, action or proceeding; and

                    SECTION 9.1.1.3. waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts.

     For such time as any of the Indebtedness of Borrower to any Lender and/or the Agent shall be unpaid in whole or in part and/or the Commitment is in effect, Borrower irrevocably designates the registered agent or agent for service of process of Borrower as reflected in the records of the Secretary of State of The Commonwealth of Massachusetts as its registered agent, and, in the absence thereof, the Secretary of State of The Commonwealth of Massachusetts as its agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or proceeding brought in any such court and agrees and consents that any such service of process upon such agent and written notice of such service to Borrower by registered or certified mail shall be taken and held to be valid personal service upon Borrower regardless of where Borrower shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in each such state and waives any claim of lack of personal service or other error by reason of any such service. Any notice, process, pleadings or other papers served upon the aforesaid designated agent shall, within three (3) Business Days after such service, be sent by the method provided therefor under SECTION 9.6 to Borrower at its address set forth in this Agreement. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT AND/OR THE LENDERS WITH RESPECT TO THE FINANCING DOCUMENTS AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     SECTION 9.2. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to the Agent and/or the Lenders in any of the Financing Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under any of the Financing Documents or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under any of the Financing Documents, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 9.3. DELAY OR OMISSION NOT WAIVER. No delay in exercising or failure to exercise by the Agent and/or the Lenders of any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by any of the Financing Documents or by law to the Agent and/or any of the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Agent and/or any of the Lenders.

     SECTION 9.4. WAIVER OF STAY OR EXTENSION LAWS. The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of any of the Financing Documents; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit and advantage of any such law and covenants that it will not hinder; delay or impede the execution of any power herein granted to the Agent and/or any of the Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted, except to the extent the Agent or any Lender is guilty of willful misconduct or gross negligence.

     SECTION 9.5. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any of the Financing Documents nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in a written notice given to Borrower by the Agent and consented to in writing by the Majority Lenders (or by the Agent acting alone if any specific provision of this Agreement provides that the Agent, acting alone, may grant such amendment, modification, termination, waiver or departure) and the Agent shall give any such notice if the Majority Lenders so consent or direct the Agent to do so; provided, however, that any such amendment, modification, termination, waiver or consent shall require a written notice given to Borrower by the Agent and consented to in writing by all of the Lenders if the effect thereof is to (i) change any of the provisions affecting the interest rate on the Loans, (ii) extend or modify the Commitment, (iii) discharge or release Borrower from its obligation to repay all principal due under the Loans or release any collateral or guaranty for the Loans, (iv) change any Lender's Pro Rata Share of the Commitment or the Loans, (v) modify this SECTION 9.5, (vi) change the definition of Majority Lenders, (vii) extend any scheduled due date for payment of principal, interest or fees or (viii) permit Borrower to assign any of its rights under or interest in this Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment or modification of this Agreement must be signed by Borrower, the Agent and at least all of the Lenders consenting thereto who shall then hold the Pro Rata Shares of the Loans required for such amendment or modification under this SECTION 9.5 and the Agent shall sign any such amendment if such Lenders so consent or direct the Agent to do so provided that any Lender dissenting therefrom shall be given an opportunity to sign any such amendment or modification. Any amendment of any of the Security Documents must be signed by each of the parties thereto. No notice to or demand on Borrower and no consent, waiver or departure from the terms of this Agreement granted by the Agent and/or the Lenders in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

     SECTION 9.6. ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder (other than those which, under the terms of this Agreement, may be given by telephone, which shall be effective when received verbally) shall be in writing (including telecopied communication) and mailed (provided that in the case of items referred to in the next-to-last sentence of SECTION 9.1 and the items set forth below as requiring a copy to legal counsel for Borrower, the Agent or a Lender, such items shall be mailed by overnight courier for delivery the next Business Day), telecopied or delivered to the applicable party at the addresses indicated below:

         If to Borrower:

                  Innoveda, Inc.
                  293 Boston Post Road West
                  Marlboro, MA 01752-4615
                  Attention:   William Herman, President
                  Telephone:   (508) 480-0881
                  Telecopy:    (508) 480-0888

     With a copy to (if given pursuant to any of SECTIONS 5.3.1, 5.3.5, 5.3.9, 5.3.10 and 5.3.11):

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA 02109  Attention:  Mark N. Polebaum, Esquire
                  Telephone    (617) 526-6792
                  Telecopy:    (617) 526-5000

If to Agent:

                  Fleet National Bank
                  One Federal Street
                  Boston, Massachusetts 02110
                  Attention:   Lucie Burke, Vice President
                               Technology and Communications, MA DE 10009G
                  Telephone:   (617) 434-5190
                  Telecopy:    (617) 434-0819

     With a copy to (if given pursuant to any of SECTIONS 5.3.1, 5.3.5, 5.3.9, 5.3.10 and 5.3.11)

                  Hinckley, Allen & Snyder LLP
                  28 State Street
                  Boston, Massachusetts 02109
                  Attention:   Paula K. Andrews, Esquire
                  Telephone:   (617) 345-9000
                  Telecopy:    (617) 345-9020

     If to any other Lender, to the address set forth on EXHIBIT 1.9.

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when received. Requests, certificates, other items provided pursuant to SECTION 5.3 and other routine mailings or notices need not be accompanied by a copy to legal counsel for the Lenders or Borrower.

     SECTION 9.7. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand the reasonable fees and out-of-pocket expenses of . Hinckley, Allen & Snyder LLP, counsel for the Agent and of any local counsel retained by the Agent in connection with the preparation, execution, delivery, syndication and administration of the Financing Documents and the Loans. The Borrower agrees to pay on demand all reasonable costs and expenses (including without limitation reasonable attorneys' fees) incurred by the Agent and/or any Lender, upon or after the occurrence and during the continuance of any Default or Event of Default, if any, in connection with the enforcement of any of the Financing Documents and any amendments, waivers, or consents with respect thereto. In addition, Borrower shall pay on demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Financing Documents, and agrees to save the Lenders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, except those resulting from the Lenders' or Agent's gross negligence or willful misconduct.

     SECTION 9.8. PARTICIPATIONS. Subject to compliance with the proviso in the first sentence of SECTION 9.11, any Lender may sell participations in all or part of the Loans made by it and/or its Pro Rata Share of the Commitment or any other interest herein to a financial institution having at least $500,000,000 of assets, in which event the participant shall not have any rights under any of the Financing Documents (the participant's rights against such Lender in respect of that participation to be those set forth in the Agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by Borrower hereunder or thereunder shall be determined as if such Lender had not sold such participation. Such Lender may furnish any information concerning Borrower and any Subsidiary in the possession of such Lender from time to time to participants (including prospective participants); provided that such Lender and any participant comply with the proviso in SECTIONS 9.11.7 and 9.11.8 as if any such participant was a New Lender.

     SECTION 9.9. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Borrower, the Agent and the Lenders and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders. This Agreement and all covenants, representations and warranties made herein and/or in any of the other Financing Documents shall survive the making of the Loans, the execution and delivery of the Financing Documents and shall continue in effect so long as any amounts payable under or in connection with any of the Financing Documents or any other Indebtedness of Borrower to the Agent and/or any Lender remains unpaid or the Commitment remains outstanding; provided, however, that SECTIONS 2.2.3 and 9.7 shall, except to the extent agreed to in a pay-off letter by the Agent and the Lenders in their complete discretion, survive and remain in full force and effect for 90 days following repayment in full of all amounts payable under or in connection with all of the Financing Documents and any other such Indebtedness.

     SECTION 9.10. ACTUAL KNOWLEDGE. For purposes of this Agreement, neither the Agent nor any Lender shall be deemed to have actual knowledge of any fact or state of facts unless the senior loan officer or any other officer responsible for Borrower's account established pursuant to this Agreement at the Agent or such Lender, shall, in fact, have actual knowledge of such fact or state of facts or unless written notice of such fact shall have been received by the Agent or such Lender in accordance with SECTION 9.6.

     SECTION 9.11. ASSIGNMENTS. Any Lender may at any time pledge or assign all or any portion of its Pro Rata Share of the Commitment and the Loans to a Federal Reserve Bank, provided that no such pledge or assignment shall release a Lender from its obligations hereunder. Subject to the terms and conditions hereinafter set forth, any Lender may assign (such Lender, an "ASSIGNING LENDER") all or any portion of its Pro Rata Share of the Commitment to any financial institution having at least $500,000,000 in assets New Lender(the "NEW LENDER") , provided that, after giving effect thereto, neither the Assigning Lender nor the New Lender shall have a Pro Rata Share of the Commitment and the Loans in the aggregate of less than $5,000,000, and Fleet and/or its affiliates shall retain for their own account at least 50% of the Term Loan and 50% of the Revolving Credit Loan Commitment.

               SECTION 9.11.1. In connection with any such assignment the Assigning Lender, the New Lender and the Agent shall enter into a an Assignment and Acceptance Agreement in the form of EXHIBIT 9.11.1 hereto (an "ASSIGNMENT AND ACCEPTANCE AGREEMENT") pursuant to which such New Lender shall be substituted for the Assigning Lender requesting the substitution in question to the extent of the reduction in the Assigning Lender's portion of the Loans specified therein. In addition, such New Lender shall assume such of the obligations of each Assigning Lender under the Financing Documents as may be specified in such Assignment Agreement and this Agreement shall be amended by execution and delivery of each Assignment Agreement to include such New Lender as a Lender for all purposes under the Financing Documents and to substitute for the then existing EXHIBIT 1.9 to this Agreement a new EXHIBIT 1.9 in the form of SCHEDULE A to such Assignment Agreement setting forth the portion of the Loans belonging to each Lender following execution thereof. The Agent and each New Lender shall countersign and accept delivery of each Assignment Agreement.

               SECTION 9.11.2. Without prejudice to any other provision of this Agreement, each New Lender shall, by its execution of an Assignment Agreement, agree that neither the Agent nor any Lender is any way responsible for or makes any representation or warranty as to: (a) the accuracy and/or completeness of any information supplied to such New Lender in connection therewith, (b) the financial condition, creditworthiness, affairs, status or nature of Borrower, any of the Affiliates and/or any of the Subsidiaries or the observance by Borrower, or any other party of any of its obligations under this Agreement or any of the other Financing Documents or (c) the legality, validity, effectiveness, adequacy or enforceability of any of the Financing Documents.

               SECTION 9.11.3. The Agent shall be entitled to rely on any Assignment Agreement delivered to it pursuant to this SECTION 9.11 which is complete and regular on its face as to its contents and appears to be signed on behalf of the New Lender which is a party thereto, and the Agent shall have no liability or responsibility to any party as a consequence of relying thereon and acting in accordance with and countersigning any such Assignment Agreement. The effective date of each Assignment Agreement shall be the date specified as such therein and each Lender prior to such effective date shall, for all purposes hereunder, be deemed to have and possess all of their respective rights and obligations hereunder up to 12:00 o'clock Noon on the effective date thereof.

               SECTION 9.11.4. Upon delivery to the Agent of any Assignment Agreement pursuant to and in accordance with this SECTION 9.11 and acceptance thereof by the Agent (which delivery shall be evidenced and accepted exclusively and conclusively by the Agent's countersignature thereon pursuant to the terms hereof without which such Assignment Agreement shall be ineffective): (i) except as provided hereunder and in SECTION 9.11.5, the respective rights of each Assigning Lender and Borrower against each other under the Financing Documents with respect to the portion of the Commitment and the Loans being assigned or delegated shall be terminated and each Assigning Lender and Borrower shall each be released from all further obligations to the other hereunder with respect thereto (all such rights and obligations to be so terminated or released being referred to in this SECTION 9.11 as "Discharged Rights and Obligations"); and
(ii) Borrower and the New Lender shall each acquire rights against each other and assume obligations towards each other which differ from the Discharged Rights and Obligations only in so far as Borrower and the New Lender have assumed and/or acquired the same in place of the Assigning Lender in question; and (iii) the Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such New Lender been an original party to this Agreement as a Lender possessing the Discharged Rights and Obligations acquired and/or assumed by it in consequence of the delivery of such Assignment Agreement to the Agent.

               SECTION 9.11.5. Discharged Rights and Obligations shall not include, and there shall be no termination or release pursuant to this SECTION
9.11 of (i) any rights or obligations arising pursuant to any of the Financing Documents in respect of the period or in respect of payments hereunder made during the period prior to the effective date of the relevant Assignment Agreement or, (ii) any rights or obligations relating to the payment of any amount which has fallen due and not been paid hereunder prior to such effective date or rights or obligations for the payment of interest, damages or other amounts becoming due hereunder as a result of such nonpayment.

               SECTION 9.11.6. With respect to any substitution of a New
Lender taking place after the Closing Date, Borrower shall issue to such New Lender and to such Assigning Lender, new Notes reflecting the inclusion of such New Lender as a Lender and the reduction in the respective Loans of such Assigning Lender, such new Notes to be issued against receipt by Borrower of the existing Notes of such Lender. The Assigning Lender or the New Lender shall pay to the Agent for its own account an assignment fee in the amount of $3,500 for each assignment hereunder, which shall be payable at or before the effective date of the assignment.

               SECTION 9.11.7. Each Lender may furnish to any financial institution having at least $500,000,000 in assets which such Lender proposes to make a New Lender or to a New Lender any information concerning such Lender, Borrower, Stockholders and any Subsidiary in the possession of that Lender from time to time; provided that any Lender providing any confidential information about Borrower, any of the Stockholders and/or any Subsidiary to any such financial institution shall first obtain such financial institution's agreement to keep confidential any such confidential information.

               SECTION 9.11.8. (a) Each of the Lenders agrees, subject to
SECTION 9.11.7., that it will use its best efforts not to disclose without the prior consent of Borrower any information with respect to Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement; PROVIDED, that any Lender may disclose any such information (a) as has become generally available to the public or has become properly available to such Lender on a non-confidential basis, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Loans or any interest therein by such Lender; PROVIDED, that such prospective transferee agrees to be bound by the provisions in this SECTION 9.11.8 to the same extent as such Lender.

               (b) The Borrower hereby acknowledges and agrees that each Lender may share with its auditors, counsel, other professional advisors and any of its Affiliates any information related to Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Borrower and its Subsidiaries), provided that Lender shall have made such Persons aware of Section 9.10.8 and such Persons shall have agreed to be subject to the provisions of this SECTION 9.11.8 to the same extent as such Lender.

     SECTION 9.12. PAYMENTS PRO RATA. The Agent agrees that promptly after its receipt of each payment from or on behalf of Borrower in respect of any obligations of Borrower hereunder it shall distribute such payment to the Lenders pro rata based upon their respective Pro Rata Shares, if any, of the obligations with respect to which such payment was received. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff under SECTION 2.5.2 or otherwise or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Financing Documents, or otherwise), which is applicable to the payment of the Obligations of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total amount of such Obligation then owed and due to such Lender bears to the total amount of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, except for any amounts received pursuant to SECTION 2.2.3, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided further, however, that if all or any portion of such excess amount is thereafter recovered from such

Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     SECTION 9.13. INDEMNIFICATION. The Borrower irrevocably agrees to and does hereby indemnify and hold harmless Agent and each of the Lenders, their agents or employees and each Person, if any, who controls any of the Agent and the Lenders within the meaning of Section 15 of the Securities Act of 1933, as amended, and each and all and any of them (the "Indemnified Parties"), against any and all losses, claims, actions, causes of action, damages or liabilities (including any amount paid in settlement of any action, commenced or threatened and any amount described in SECTION 8.4) (collectively, the "Damages"), joint or several, to which they, or any of them, may become subject under statutory law or at common law, and to reimburse the Indemnified Parties for any legal or other out-of-pocket expenses reasonably incurred by it or them in connection with investigating, preparing for or defending against any of the Indemnified Parties, insofar as such losses, claims, damages, liabilities or actions arise out of or are related to any act or omission of Borrower and/or any Subsidiary with respect to any of (i) the Related Transactions, (ii) any of the Financing Documents, (iii) any of Loans, (iv) any use made or proposed to be made with the proceeds of the Loans, (v) any acquisition or proposed acquisition or any other similar business combination or proposed business combination by Borrower and/or any of its Subsidiaries and/or its Affiliates (other than the Sprout Group not related to the Related Transactions) (whether by acquisition or exchange of capital stock or other securities or by acquisition of all or substantially all of the assets of any Person), (vi) any offering of securities by Borrower and/or any Subsidiary after the date hereof and/or in connection with the Securities and Exchange Act of 1933 and/or (vii) any failure to comply with any applicable federal, state or foreign governmental law, rule, regulation, order or decree, including without limitation, any Damages which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to matters relative to any of the foregoing contained in any document distributed in connection therewith, or the omission or alleged omission to state in any of the foregoing a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but excluding any Damages to the extent arising from or due to, as determined in a final nonappealable judgment by a court of competent jurisdiction, the gross negligence or willful misconduct of any of the Indemnified Parties; provided, however, that notwithstanding the foregoing, no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort of otherwise) to Borrower, any Affiliates or any Subsidiaries or to their respective security holders or creditors except for direct (as opposed to consequential damages) determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity described in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, any Affiliates or any Subsidiary or to their respective security holders or creditors or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the Related Transaction and the transactions contemplated by the Financing Documents are consummated.

     Promptly upon receipt of notice of the commencement of any action, or information as to any threatened action against any of the Indemnified Parties in respect of which indemnity or reimbursement may be sought from Borrower on account of the agreement contained in this SECTION 9.13, notice shall be given to Borrower in writing of the commencement or threatening thereof, together with a copy of all papers served, but the omission so to notify Borrower of any such action shall not release Borrower from any liability which it may have to such Indemnified Parties unless, and only to the extent that, such omission materially prejudiced Borrower's ability to defend against such action.

     In case any such action shall be brought against any of the Indemnified Parties, Borrower shall be entitled to participate in (and, to the extent that it shall wish, to select counsel and to direct) the defense thereof at its own expense. Any of the Indemnified Parties shall have the right to employ its or their own counsel in any case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by Borrower in connection with the defense of such action or Borrower shall not have employed counsel to have charge of the defense of such action or such Indemnified Party shall have received an opinion from an independent counsel that there may be defenses available to it which are different from or additional to those available to Borrower (in which case Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party), in any of which events the same shall be borne by Borrower. If any Indemnified Party settles any claim or action with respect to which Borrower has agreed to indemnify such Indemnified Party pursuant to the terms hereof, Borrower shall have no liability pursuant to this SECTION 9.13 to such Indemnified Party with respect to such claim or action unless Borrower shall have consented in writing to the terms of such settlement.

     The provisions of SECTION 9.13 shall be effective only to the fullest extent permitted by law. The provisions of this Section 9.13 shall continue in effect and shall survive (among other events), until the applicable statute of limitations has expired, any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Obligations of Borrower, and release of any collateral for the Loans.

     SECTION 9.14. GOVERNING LAW. This Agreement and each Note shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts without regard to such state's conflict of laws rules.

     SECTION 9.15. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.16. HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 9.17. JOINT AND SEVERAL LIABILITY OF BORROWERS. This Section shall be controlling with respect to all of the provisions of this Agreement and the other Financing Documents, including those provisions which do not specifically reference this Section 9.17.

In the event of a conflict between this Section 9.17 and any other provision of this Agreement or any other provision of the Financing Documents, this Section
9.17 shall be controlling.

     (a) JOINT AND SEVERAL LIABILITY. Each of Borrowers is accepting joint and several liability with each of the other Borrowers hereunder and under the other Financing Documents in consideration of the financial accommodations to be provided to Borrowers by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations. Each of Borrowers, jointly and severally with each of the other Borrowers, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each of the other Borrowers, with respect to the payment and performance of all of the other Obligations (including, without limitation, any Obligation arising under this Section 9.17), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of Borrowers without preferences or distinction among them.

     (b) FAILURE TO MAKE PAYMENT. If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations.

     (c) FULL RECOURSE. The Obligations specific to each of Borrowers under the provisions of this Section 9.17 constitute the full recourse Obligations of each of Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

     (d) WAIVERS; CONSENTS; ETC. Except as otherwise expressly provided in this Loan Agreement, each of Borrowers hereby waives notice of acceptance of its applicable joint and several liability, notice of any Loans made or Letters of Credit issued under this Agreement, notice of the occurrence of any default, or of any demand for any payment under this Agreement or other Financing Documents, notice of any action at any time taken or omitted by the Agent or any Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or any Lender at any time or times in respect of any default by any of Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations, or the addition, substitution or release, in whole or in part, of any of Borrowers. Without limiting the generality of the foregoing, each of Borrowers assents to any other action or delay in acting or failure to act on the part of the Agent or any Lender with respect to the failure by any of Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this SECTION 9.17, afford grounds for terminating, discharging or relieving any of Borrowers, in whole or in part, from any of its Obligations under this SECTION 9.17, it being the intention of each of Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this
     SECTION 9.17 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of Borrowers under this Section 9.17 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement liquidation, reconstruction or similar proceeding with respect to any of Borrowers or the Lenders. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of Borrowers or the Agent or any Lender.

     (e) OBLIGATIONS ABSOLUTE; NO MARSHALLING. The provisions of this Section
     9.17 are made for the benefit of the Agent and the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any and all of Borrowers as often as occasion therefor may arise and without requirements on the part of the Agent or the Lenders first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 9.17 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, Bankruptcy or reorganization of any of Borrowers, or otherwise, the provisions of this Section 9.17 will forthwith be reinstated in effect, as though such payment had not been made.

     (f) SUBORDINATION OF SUBROGATION RIGHTS, ETC. Each of Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers or any Affiliate of Borrowers with respect to any liability incurred by it hereunder or under any of the other Financing Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefore until such time as all Indebtedness of Borrowers owing to the Lenders or the Agent under the Financing Documents (the "SENIOR INDEBTEDNESS") has been paid in full in immediately available funds denominated in Dollars. Any claim which any Borrower may have against any other Borrower with respect to any payment to the Lenders hereunder or under any other Financing Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Senior

     Indebtedness and, in the event of any insolvency, Bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Senior Indebtedness shall be paid in full in immediately available funds denominated in Dollars before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

     (g) SUBORDINATION. Each of Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower or any Affiliate of any Borrower is hereby subordinated to the prior payment in full in immediately available funds denominated in Dollars of the Senior Indebtedness. Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Senior Indebtedness shall have been paid in full in immediately available funds denominated in Dollars. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent and be paid over to the Agent for the PRO RATA account of the Lenders to be applied to repay the Senior Indebtedness.

     (h) REVOLVING CREDIT LOANS. Any of Borrowers may borrow under this Agreement and any Borrower may request a Revolving Credit Loan or a Letter of Credit hereunder.

     SECTION 9.18. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts each of which shall be deemed an original, and this Agreement shall be effective when at least one counterpart hereof has been executed by each of the parties hereto.





                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument by their respective officers thereunto duly authorized, as of the date first written above.

In the presence of:                    INNOVEDA, INC.


/S/ DIANA E. BREWER                    By:/S/ KEVIN P. O'BRIEN
------------------------------        -------------------------------------
                                          Kevin P. O'Brien
                                          Vice President of Finance and
                                          Chief Financial Officer


In the presence of:                   VIEWLOGIC SYSTEMS, INC.


/S/ DIANA E. BREWER                   By:/S/ KEVIN P. O'BRIEN
------------------------------        -------------------------------------
                                         Kevin P. O'Brien
                                         Vice President of Finance and
                                         Chief Financial Officer


In the presence of:                   FLEET NATIONAL BANK, as Agent for
                                      the Lenders and as a Lender


/S/ CHRISTOPHER WAGNER                By:/S/ LUCIE BURKE
------------------------------        -------------------------------------
                                         Lucie Burke
                                         Vice President